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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement"), dated as of April 12, 2000, is among SDL Communications, Inc., a Massachusetts corporation, the address of which is 46 Eastman Street, Easton, Massachusetts 02375, ("SDL"), the stockholders of SDL listed on Exhibit I hereto ("Sellers") and SBS Technologies, Inc., a New Mexico corporation, the address of which is 2400 Louisiana Boulevard, NE, AFC Building 5, Suite 600, Albuquerque, NM 87110, ("SBS" or "Buyer").

I.       RECITALS.


         A. Sellers wish to sell their capital stock of SDL to Buyer under the terms and conditions of this Agreement.

         B. Buyer wishes to acquire SDL by the purchase of all of the issued and outstanding shares of capital stock of SDL under the terms and conditions of this Agreement.

         C. The parties wish to make certain representations, warranties, covenants and agreements in connection with that acquisition of stock.

The parties, intending to be legally bound, agree as follows:

II.      DEFINITIONS.

         For purposes of this Agreement, the following terms, when used with an initial capital letter, have the following meanings:

         A. "Accredited Investor" has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act.

         B. "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         C. "Blue Sky Laws" means the applicable state securities laws and regulations promulgated thereunder.

         D.       "Buyer" has the meaning set forth in the preface above.

         E. "Buyer Option" means an option for shares of Buyer's Common Stock issued under Buyer's 1998 Long Term Equity Incentive Plan, to replace an SDL Option and having vesting and other terms that


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                  are substantially equivalent to the SDL Option except as
                  otherwise required by the Buyer's Plan. The exercise price in the Buyer Option will be the Fair Market Value as defined by the Buyer's Plan, and the number of shares subject to the Buyer Option will be determined in accordance with the formula on Exhibit II.E.

         F. "Closing Balance Sheet" means the balance sheet of SDL prepared as of the Closing Date pursuant to Section III.B.3 below.

         G. "Closing Date" means the date on which the Transactions are closed, as provided in Section III.C below.

         H.       "Code" means the Internal Revenue Code of 1986, as amended.

         I. "Confidential Information" means any information concerning the business and affairs of SDL or SBS, respectively, except for information concerning SDL or SBS, respectively, that the Party alleged to have impermissibly disclosed that information (the "Disclosing Party") can show: (i) to have been in its possession before its receipt from another Party; (ii) to be now or at the time of the disclosure by the recipient generally available to the public through no fault of the Disclosing Party; (iii) to have been available to the public at the time of its receipt by the Disclosing Party; (iv) to have been received separately by the Disclosing Party in an unrestricted manner from a person entitled to disclose that information; or (v) to have been developed independently by the Disclosing Party without regard to any information received in connection with the Transactions.

         J. "Damages" means all damages, dues, penalties, fines, costs, amounts paid in settlement, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees, incurred by any Party as a result of any action.

         K. "Disclosure Schedule" means the schedules of exceptions to the representations and warranties of Sellers, Buyer and Principal Sellers set forth in Sections IV.A, IV.B, and IV.C, respectively, each of which is divided into sections which correspond to the subsections of Sections IV.A, IV.B, and IV.C of this Agreement.

         L. "Employee Benefit Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA.

         M. "Employee Pension Benefit Plan" means an employee pension benefit plan within the meaning of Section 3(2) of ERISA.


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         N.       "Employee Welfare Benefit Plan" means an employee welfare
                  benefit plan within the meaning of Section 3(1) of ERISA.

         O. "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safely and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes in effect on the Closing Date.

         P. "Equity of SDL as of the Closing Date" means Total Stockholders' Equity of SDL as reported on the Closing Balance Sheet.

         Q. "Escrow Account" means the trust account of Alison K. Schuler, Esq., and "Escrow Agent" means Alison K. Schuler, Esq.

         R.       "Extremely Hazardous Substance" has the meaning set forth in
                  Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         S. "Fairness Opinion" means the opinion as provided in Section VII.A.10 below.

         T. "Financial Statements" means the financial statements, including balance sheets, income statements and all notes to them, of SDL for the period or periods specified in Section IV.C.8 below.

         U. "GAAP" means United States generally accepted accounting principles applied consistently with the principles, practices and procedures used in the preparation of the most recent audited financial statement of the entity as to which that term is being used.


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         V.       "Indemnified Party" means the Party seeking indemnification pursuant to the provisions of this Agreement.

         W. "Indemnifying Party" means the Party from whom indemnification is being sought pursuant to the provisions of this Agreement.

         X. "Intellectual Property" means (i) all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations, thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combination thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
                  (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

         Y. "Knowledge" means actual knowledge of the Party of the relevant subject matter to which it relates, and such knowledge as should have come to the attention of any such Party in the course of discharging such Party's duties as an officer or director of the relevant entity in a reasonable and prudent manner consistent with sound business practices.

         Z.       "KPMG" means the accounting firm of KPMG LLP.

         AA. "Liability" means, as of any date, any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         BB. "Material" means as to SDL, for any financial matter, a matter involving $10,000 per occurrence (or such other amount as is specifically identified), or two or more matters aggregating $25,000 (or such other amount as is specifically identified) or more, provided however, when used in connection with any financial matter arising under Section IV.C.9.c or IV.C.9.t, "Material" shall mean any matter


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                  involving $50,000 per occurrence, or two or more matters
                  aggregating $100,000 or more; and for any financial matter or otherwise, a matter which impedes the ability to conduct SDL's business as then conducted.

         CC. "Material Adverse Effect" in the case of SDL or the Principal Sellers, means any event, change or occurrence which has or would reasonably be expected (in light of known circumstances) to have a Material negative impact on the condition (financial or otherwise), business, results of operations, business outlook, or going concern value of SDL, or the ability of SDL to consummate the Transactions. In the case of SBS, Material Adverse Effect means any event, change or occurrence which has or could reasonably be expected (in light of known circumstances) to have a material adverse impact on the ability of SBS to consummate the Transactions.

         DD. "Most Recent Audited Financial Statements" means the audited balance sheet of SDL as of December 31, 1999 and the audited statements of income, changes in stockholders' equity, and cash flow of SDL for the 12 months ended December 31, 1999, audited by KPMG.

         EE. "Most Recent Audited Balance Sheet" means the audited balance sheet of SDL as of December 31, 1999.

         FF. "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of the Party to whom such term is applied.

         GG. "Other Sellers" means the shareholders and holders of vested options of SDL, other than the Principal Sellers, who are listed on Exhibit II.GG to this Agreement.

         HH. "Party" or "Parties" means, either individually or collectively, Sellers or any of them, SDL, or SBS.

         II. "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company or limited liability partnership, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         JJ. "Principal Sellers" means Raghbir S. Dhillon, Dhalbir S. Dhillon, Ming Chee Lau and Augustus Nunes.


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         KK.      "Purchase Price" means the amount of consideration to be paid by the Buyer to the Sellers in exchange for the SDL Shares purchased pursuant to this Agreement, as provided in Section III.B below.

         LL. "SDL Option Holder" means the person to whom have been issued SDL Options.

         MM. "SDL Options" means options for SDL Common Stock that are, as of the Closing Date, unvested and still outstanding and listed on Exhibit II.MM.

         NN. "SDL Shares" means any and all outstanding shares of, and the number of shares covered by vested, exercisable options for, the Common Stock, $0.001 par value, of SDL.

         OO.      "Securities Act" means the Securities Act of 1933, as amended.

         PP. "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         QQ. "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than
                  (i) mechanic's, materialmen's, and similar liens, (ii) liens for Taxes or special assessments not yet due and payable or for Taxes or special assessments that the taxpayer is contesting in good faith through appropriate proceedings and for which an adequate reserve has been set aside, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, (v) security interests reflected in the Most Recent Audited Financial Statement, and (vi) statutory security interests arising or incurred in the Ordinary Course of Business with respect to which the underlying obligations are not delinquent.

         RR. "Sellers' Attorney-in-Fact" means Raghbir S. Dillon and Dhalbir S. Dillon, and each of them acting singly, as the attorney-in-fact appointed by the Sellers to act in their stead and on their behalf in all matters pertaining to this Agreement and the Transactions.

         SS. "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.


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         TT.      "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         UU. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         VV. "Transactions" means the transactions contemplated to take place pursuant to this Agreement.

         Other capitalized terms used in this Agreement shall have the meanings ascribed to them as set forth in other provisions of this Agreement.

III.     PURCHASE AND SALE OF SDL SHARES.

         A. BASIC TRANSACTION. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers at the Closing, and each of the Sellers agrees to sell to the Buyer at the Closing, all of the Sellers' SDL Shares.

         B.       PURCHASE PRICE AND METHOD OF PAYMENT.

                  1. TOTAL PURCHASE PRICE. The total consideration to be paid by the Buyer to the Sellers for the SDL Shares purchased pursuant to this Agreement (the "Purchase Price") will be an amount equal to the sum of the following:

                           a. An amount determined by multiplying $25,000,000 by a fraction, the numerator of which is the number of SDL Shares purchased pursuant to this Agreement and the denominator of which is the total of all SDL Shares (the "Basic Purchase Price") in cash, less, on a dollar-for-dollar basis, the amount, if any, by which the Equity of SDL as of the Closing Date is less than $3,500,000, plus, on a dollar-for-dollar basis, the amount, if any, by which the Equity of SDL as of the Closing Date is greater than $3,500,000 (the amount by which the Basic Purchase Price is adjusted upward or downward based


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                               upon the Equity of SDL as of the Closing Date is
                               the "Adjustment Amount"); plus

                           b. an amount equal to the out of pocket fees and expenses incurred by or on behalf of the Sellers or SDL to KPMG in connection with the audit of the Financial Statements, and not previously reimbursed by the Buyer.

                  2. METHOD OF PAYMENT. At the Closing the Buyer will:

                           a. Pay by wire transfer of immediately available funds in an aggregate amount equal to the Basic Purchase Price less $250,000, (the "Initial Payment") to a custodial bank account for the benefit of the Sellers designated by the Sellers' Attorney-in-Fact by written instruction given to the Buyer at least 48 hours before the Closing. The responsibility of Buyer under this Section III.B.2.a will be limited to the wire transfer of the Initial Payment to the account designated by the Sellers' Attorney-in-Fact (the "Designated Account"), and SDL will have no responsibility under this Section III.B.2.a. Without limiting the foregoing, Buyer and SDL will not be responsible for determining whether the Designated Account conforms with the requirements of this Section III.B.2.a, or for holding or distributing the Initial Payment within or from the Designated Account. The Sellers' Attorney-in-Fact will be solely responsible for determining whether the Designated Account conforms with the requirements of this Agreement, and for holding and distributing the Initial Payment within and from the Designated Account. The Sellers' Attorney-in-Fact will distribute the Initial Payment to the Sellers net of certain expenses in proportion to their stock ownership interests.

                           b. Pay into the Escrow Account, by wire transfer, immediately available funds aggregating $250,000, to be paid and disbursed upon determination of the Adjustment Amount in accordance with paragraph III.B.3, and not otherwise subject to set off or counterclaim.

                  3. PURCHASE PRICE ADJUSTMENT. The Purchase Price set forth in
         Section III.B.1 hereof will be subject to adjustment as follows:

                           a. The Buyer will prepare the Closing Balance Sheet and deliver it to the Sellers' Attorney-in-Fact within 45 days


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                               following the Closing Date. The Closing Balance
                               Sheet shall be used to determine the Adjustment Amount.

                           b. The Closing Balance Sheet shall be prepared from the books and records of SDL in accordance with GAAP as applied consistently with the principles, practices and procedures used in preparation of the Most Recent Audited Balance Sheet. All inventory and supplies reflected on the Closing Balance Sheet shall be so reflected on the basis of a complete physical count taken on March 22, 2000 , adjusted for receipts and shipments through the Closing Date, and shall be valued in accordance with SDL's prior practices as reflected in the Most Recent Audited Balance Sheet. Representatives of both the Buyer and the Sellers' Attorney-in-Fact shall have the right to participate in the taking of the physical inventory and the valuation thereof. The Buyer will apply certain procedures agreed upon by the Buyer and the Sellers' Attorney-in-Fact to specific accounts and/or items on the Closing Balance Sheet. SDL, the Buyer and the Sellers will provide each other with full cooperation in connection with the preparation of the Closing Balance Sheet.

                           c. The Closing Balance Sheet will not reflect expenses attributable to the costs associated with the audit of SDL's balance sheet as of December 31, 1999 and 1998, and Statements of Income, Changes in Stockholders Equity and Cash Flow for the fiscal year ended December 31, 1999. SDL shall pay all of its attorneys' fees relating to the Transactions at or before the Closing Date. It is contemplated by the Parties that the Buyer shall not be responsible for the payment of the Sellers' or SDL's attorneys' fees incurred in connection with this Agreement and the Transactions.

                           d. Within 30 days after receipt of the Closing Balance Sheet, the Sellers' Attorney-in-Fact will notify the Buyer if he disagrees with any of the amounts included in the Closing Balance Sheet. If no notice of objection is given, the Closing Balance Sheet will be final and conclusive for all purposes. If the parties are unable to resolve any differences within 60 days of the receipt of the Closing Balance Sheet, the Buyer and the Sellers agree to retain the accounting firm of Ernst & Young LLP, through its Boston office, to review the final report of Buyer on the


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                               Closing Balance Sheet, to determine whether it
                               has been prepared in accordance with GAAP, to arbitrate any other dispute concerning the Closing Balance Sheet and the Adjustment Amount and to render a decision comprising a correct statement of the Closing Balance Sheet and the Adjustment Amount within 30 days of its retention. That decision shall be final and binding for all purposes. Any decision or award pursuant to this Section III.B.3.d may be entered in and enforced by any court having jurisdiction over the matter. The parties hereby consent and commit themselves to the jurisdiction of the courts of New Mexico for the purposes of the enforcement of any such award. The Buyer and the Sellers will each pay one-half of the costs of services rendered by Ernst & Young LLP.

                           e.  Within five days after the later of (i)
                               expiration of the 30-day period for giving notice of disagreement with the Closing Balance Sheet, if no such notice of objection is given by the Sellers' Attorney-in-Fact, or (ii) the resolution of disputes, if any, pursuant to Section III.B.3.d above, the Basic Purchase Price shall be adjusted (using the formula set forth in Section III.B.1.a based on the amounts shown in the Closing Balance Sheet). If the Adjustment Amount is owed to Sellers, within five (5) business days after receipt of written notice given jointly by the Sellers' Attorney-in-Fact and the Buyer, the Escrow Agent will disburse, as directed by that notice and by wire transfer in immediately available funds, the amount held in the Escrow Account to the Sellers' Attorney-in-Fact, or either of them, and the Buyer will similarly wire the Adjustment Amount to the Sellers' Attorney-in-Fact, or either of them. If the Adjustment Amount is owed to the Buyer, within five (5) business days after receipt of written notice given jointly by the Sellers' Attorney-in-Fact and the Buyer, the Escrow Agent will disburse, as directed by that notice and by wire transfer in immediately available funds, to the Buyer an amount of the escrowed funds equal to the Adjustment Amount, and the balance of the escrowed funds, if any, to the Sellers' Attorney-in-Fact, or either of them, for distribution to Sellers in accordance with their respective interests. The responsibility of the Buyer under this Section III.B.3.e will be limited to the wire transfer of any Adjustment Amount owed to Sellers to the Sellers' Attorney-in-Fact. The responsibility of the Escrow Agent


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                               under this Section III.B.3.e will be limited
                               to the wire transfer, in accordance with written instructions jointly given by the Sellers' Attorney-in-Fact and the Buyer, of the proper amount of the escrowed funds to the Sellers' Attorney-in-Fact and the Buyer, or either of them. SDL shall have no responsibility under this Section III.B.3.e. Without limiting the foregoing, the Buyer, SDL and the Escrow Agent will not be responsible for holding or distributing the Adjustment Amount or any portion of the escrowed funds which have been wire transferred to the Sellers' Attorney-in Fact, or either of them. SBS and the Sellers' Attorney-in-Fact will jointly notify the Escrow Agent in writing of the distributions to be made of the escrowed funds. The Escrow Agent will have no responsibility or liability of any sort whatsoever arising from the disbursement of the escrowed funds in accordance with that notice or in any case for any action or nonaction taken or not taken, except for malfeasance. If the Adjustment Amount owed to the Buyer exceeds the amount of escrowed funds, within five (5) business days, the Sellers will pay the additional amount owed to the Buyer by wire transfer to the Buyer in immediately available funds. The Principal Sellers shall be jointly and severally liable for any Adjustment Amount owed to the Buyer in excess of the escrowed funds.

                           f.  In addition, the Purchase Price set forth in
                               Section III.B.1 hereof shall be subject to adjustment in accordance with Section VI.K hereof.

         C. CLOSING. Unless this Agreement has been terminated and the Transactions have been abandoned pursuant to the terms of this Agreement, the closing of the Transactions (the "Closing") will take place on such date (the "Closing Date") and at such location as the Parties may mutually agree, but not later than April 15, 2000.

         D. DELIVERIES AT THE CLOSING. At the Closing, or, in the case of the delivery of Buyer Options described in Section III.D.4, below, as soon thereafter as reasonably practicable, the Parties shall deliver the following:

                  1. At Closing, the Sellers will deliver to the Buyer:

                        a. the various certificates, instruments, and documents
                           referred to in this Agreement, and


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

                        b. stock certificates representing all of the Sellers'
                           SDL Shares, endorsed in blank or accompanied by duly executed assignment documents.

                  2. At Closing, the Buyer shall deliver to the Sellers'
                     Attorney-in-Fact:

                        a. the various certificates, instruments, and documents
                           referred to in this Agreement, and

                        b. that portion of the Purchase Price specified in
                           Section III.B.2.a above.

                  3. At Closing, the Buyer will deliver to the Escrow Agent that portion of the Purchase Price specified in Section III.B.2.b above.

                  4. At Closing, the SDL Options will be canceled and as soon thereafter as is reasonably practicable, the Buyer shall deliver to each SDL Option Holder a Buyer Option in place of the Holder's SDL Option.

IV. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTIONS.

         A. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, individually, represents and warrants to the Buyer, as of the date of this Agreement, except as set forth in the Sellers' Disclosure Schedule, attached as Exhibit IV.A, as follows:

                  1. AUTHORIZATION OF TRANSACTIONS. The Seller has all requisite power and authority to execute and deliver this Agreement and to perform the Seller's obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms and conditions (subject as to enforcement of remedies, to the discretion of courts in awarding equitable relief to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws relating to or affecting the rights of creditors generally and to general principles of equity).

                  2. REQUIRED NOTICES, FILINGS AND APPROVALS. To Seller's Knowledge, except for the notification and clearance of the Transaction pursuant to the Hart-Scott-Rodino Act, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or


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                      governmental agency or any other Person, in order for the
                      Seller to consummate the Transactions.

                  3. NONCONTRAVENTION. Except as set forth in the Sellers' Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the Transactions will (i) to Seller's Knowledge violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which the Seller is bound or to which the SDL Shares or any of SDL's assets are subject.

                  4. BROKERS' FEES. The Seller has no Liability or obligation to pay any brokerage fees, commissions, finders' fees or financial advisory fees to any Person with respect to the Transactions.

                  5. SDL SHARES. The Seller holds of record and owns beneficially the number of SDL Shares as set forth in the Sellers' Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and Blue Sky Laws), Taxes (other than income or other Taxes as may be owed by the Seller as a result of the Transactions), Security Interests, options, warrants, rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of SDL (other than pursuant to this Agreement). The Seller is not a party to any voting trust, proxy, or other written agreement or understanding with respect to the voting of any capital stock of SDL.

         B. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers, as of the date of this Agreement, except as set forth in the Buyer's Disclosure Schedule, attached as Exhibit IV.B, as follows:

                  1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Mexico, with requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets. Buyer has only


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

                      those subsidiaries disclosed in its Annual Report on Form 10-K for the year ended June 30, 1999 and subsequent Forms 10-Q, filed with the SEC. Buyer, and each of its subsidiaries, is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned, leased or operated by it requires that licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the business, operations or financial condition of Buyer and its subsidiaries, taken as a whole.

                  2. AUTHORIZATION OF TRANSACTIONS. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations under it. The Board of Directors of the Buyer has taken all action required by law, the Buyer's Articles of Incorporation and Bylaws to authorize the execution, delivery and performance of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Buyer and no other action is necessary. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions (subject as to enforcement of remedies, to the discretion of courts in awarding equitable relief, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally, and general principles of equity).

                  3. REQUIRED NOTICES, FILINGS AND APPROVALS. Except for notification and clearance of the Transaction pursuant to the Hart-Scott-Rodino Act, Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order for the Buyer to consummate the Transactions.

                  4. NONCONTRAVENTION. Except as set forth in Exhibit IV.B, neither the execution and delivery of this Agreement, nor the consummation of the Transactions will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or


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

                      other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of the Buyer's assets are subject.

                  5. BROKERS' FEES. The Buyer has no Liability or obligation to pay any brokerage fees, commissions, or finders' fees to any Person with respect to the Transactions, except those owed in connection with obtaining a fairness opinion and financial advisory fees with respect to the Transactions. Payment of these fees will be the sole responsibility of the Buyer.

                  6. NO INSOLVENCY OR FRAUDULENT TRANSFER. The payment of the Purchase Price will not cause the Buyer to become insolvent or seek protection from creditors and will not be a fraudulent transfer within the meaning of the New Mexico Uniform Fraudulent Transfer Act, Section 56-9-1 et seq. NMSA Comp. 1972.

                  7. INVESTMENT. The Buyer is an Accredited Investor and acknowledges that the SDL Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, within the meaning of the Securities Act. Buyer will not offer to sell or otherwise dispose of the SDL Shares so acquired by it in violation of any of the registration requirements of the Securities Act or of any applicable Blue Sky Laws.

                  8. EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as set forth in Exhibit IV.B, since the most recent fiscal year end audit of the Buyer, there have not been any changes in the business, financial condition, operations, or results of operations of the Buyer and its subsidiaries, taken as a whole, which have had a Material Adverse Effect on the Buyer and its subsidiaries, taken as a whole.

         C. REPRESENTATIONS CONCERNING SDL. The Principal Sellers, jointly and severally, represent and warrant to Buyer, as of the date of this Agreement, except as set forth in the SDL Disclosure Schedule, attached as Exhibit IV.C, as follows:

                  1. ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. SDL is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, with requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets. SDL has no


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

                      subsidiaries. SDL is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned, leased or operated by it requires that licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the business, operations or financial condition of SDL. The SDL Disclosure Schedule lists the directors and officers of SDL. SDL has delivered to Buyer correct and complete copies of the charter and bylaws of SDL (as amended to date). Except as set forth on the Disclosure Schedule, the minute books (containing records of meetings of the shareholders, the board of directors, and any committee of the board of directors), the stock certificate books, and the stock record book of SDL are correct and complete. SDL is not in default under or in violation of any provision of its Articles of Organization and Bylaws.

                  2. CAPITALIZATION. The entire authorized capital stock of SDL consists of 4,725,000 shares of $0.001 par value common stock, of which 3,666,550 SDL Shares are issued and outstanding, and 225,000 shares of $0.001 par value Preferred Stock, none of which is issued and outstanding, and no SDL Shares are held in treasury. All of the issued and outstanding SDL Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially owned by the respective Sellers as set forth in the SDL Disclosure Schedule. Except for the SDL Options and as set forth on the SDL Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require SDL to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to SDL, other than normal dividends paid to its shareholders from time-to-time. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of SDL. SDL does not have, and never has had, more than 200 shareholders of record.

                  3. AUTHORIZATION OF TRANSACTIONS. SDL has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations under it. The Board of Directors and shareholders of SDL have taken all action required by law, SDL's Articles of Organization and


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

                      Bylaws to authorize the execution, delivery and performance of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by SDL and no other action is necessary. This Agreement constitutes the valid and legally binding obligation of SDL, enforceable in accordance with its terms and conditions (subject as to enforcement of remedies, to the discretion of courts in awarding equitable relief to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally, and to general principles of equity).

                  4. NONCONTRAVENTION. Except as set forth in the SDL Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the Transactions will (i) to Principal Sellers' Knowledge, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SDL is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which SDL is a party or by which SDL is bound or to which any of SDL's assets are subject.

                  5. REQUIRED NOTICES, FILINGS AND APPROVALS. Except for notification and clearance of the Transaction pursuant to the Hart-Scott-Rodino Act, SDL does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order for SDL to consummate the Transactions.

                  6. BROKERS' FEES. SDL has no Liability or obligation to pay any brokerage fees, commissions, finders' fees or financial advisory fees to any Person with respect to the Transactions. Principal Sellers will hold Buyer and SDL harmless for any such liability after Closing, notwithstanding and without regard to the provisions of
                      Section VIII.B.3.

                  7. TITLE TO ASSETS. SDL has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Audited Balance Sheet or acquired after the date of the Most Recent Audited Balance Sheet, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary


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

                      Course of Business since the date of the Most Recent Audited Balance Sheet.

                  8. FINANCIAL STATEMENTS. The SDL Disclosure Schedule contains the following financial statements of SDL (collectively the "Financial Statements"): (i) audited balance sheets as of December 31, 1999 and 1998 and audited statement of income, changes in stockholders' equity, and cash flow for the fiscal year ended December 31, 1999; and (ii) unaudited balance sheets and statements of income as of and for each of the three months ended March 31, 2000. The audited financial statements referred to above (including the notes thereto), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of SDL as of those dates and the results of operations of SDL for those periods.

                  9. EVENTS SUBSEQUENT TO MOST RECENT AUDITED FINANCIAL STATEMENT. Except as set forth in the SDL Disclosure Schedule, since December 31, 1999, there have not been any changes in the business, financial condition, operations, or results of operations of SDL which have had a Material Adverse Effect on SDL. Without limiting the generality of the foregoing, since December 31, 1999, other than as contemplated by this Agreement:

                      a. SDL has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than in the Ordinary Course of Business;

                      b. SDL has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) which involved more than $500,000 or which was not in the ordinary course of SDL's business;

                      c.   To Principal Sellers' Knowledge no party (including
                           SDL) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which SDL is a party or by which it is bound, other than terminations, modifications or cancellations pursuant to and consistent with the terms of those agreements, contracts, leases or licenses which are effected for reasons other than cause or convenience;

                      d. SDL has not imposed any Security Interest upon any of its assets, tangible or intangible;

                      e. SDL has not made any capital expenditure (or series of related capital expenditures) which involved more than $30,000 or was not for an asset used in SDL's business;

                      f. SDL has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions);

                      g. SDL has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations other than as disclosed on the SDL Disclosure Schedule;

                      h. SDL has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                      i. SDL has not accelerated the shipment of products in advance of the customer's requested delivery schedule;

                      j. SDL has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                      k. SDL has not granted any license or sublicense of any rights under or with respect to any Intellectual Property to manufacture or produce any of SDL's products;

                      l. There has been no change made or authorized in the Articles of Organization or Bylaws of SDL;

                      m. SDL has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                      n. SDL has not made any loan to any of its directors, officers, and employees outside the Ordinary Course of Business;

                      o. SDL has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                      p. SDL has not granted any increase in the base compensation of any of its directors or officers, or any increase in base compensation for employees other than in the Ordinary Course of Business;

                      q. SDL has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                      r. SDL has not made any other change in employment terms for any of its directors or officers, or any other change in the employment terms of any of its employees other than in the Ordinary Course of Business;

                      s. SDL has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                      t. There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving SDL having a Material Adverse Effect; and

                      u.   SDL has not committed to any of the foregoing.

                  9.5 UNDISCLOSED LIABILITIES. SDL has no Material Liability, and, to Principal Sellers' Knowledge, there are no occurrences or circumstances which give Principal Sellers reasonable grounds to believe that SDL will have a Material Liability in the reasonably foreseeable future, except for (i) Liabilities reflected on the face of the Most Recent Audited Balance Sheet, including any notes, (ii) Liabilities that are set forth on the SDL Disclosure Schedule, (iii) Liabilities which have arisen after December 31, 1999 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law),
                         (iv) Liabilities for executory obligations to be performed under the contracts described in Section IV.C.17 below, and (v) Liabilities in connection with or as a result of the Transactions.

                  10. LEGAL COMPLIANCE. To Principal Sellers' Knowledge SDL is in compliance in all material respects with all applicable laws


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

                         (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  11.  TAX MATTERS.

                       a. All Tax Returns required to be filed with respect to SDL or its operations by SDL with any taxing authority as of the Closing Date have been filed, or if after the Closing Date will be filed promptly when due, and all Taxes required to be paid with respect to the periods covered by those Tax Returns have been paid or accrued or adequate reserves for the payment thereof have been established, except where the failure to file those Tax Returns or pay those Taxes would not have a Material Adverse Effect on SDL. SDL is not delinquent in the payment of any Tax, assessment or governmental charge.

                       b. Sellers shall be responsible for the payment of all personal Taxes resulting from the Transactions. SDL shall be responsible for the preparation and timely filing of all Tax Returns and related reports which are required for the short period up to the Closing Date. Any additional Tax has been paid by SDL or will be reflected on the Closing Balance Sheet.

                       c. SDL has withheld and paid all Taxes legally required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder, or other third party.

                       d. To the Principal Sellers' Knowledge, no authority intends to assess any additional Taxes for any period up to Closing Date for which Tax returns have been or are required to be filed. Except as set forth on the SDL Disclosure Schedule, there is no dispute or claim concerning any Tax Liability of or relating to SDL either (i) claimed or raised by any taxing authority in writing or (ii) as to which any of the Principal Seller has Knowledge. The SDL Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to SDL for taxable periods ended on or after December 31, 1993 through the present, indicates


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

                            those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit.

                  12. REAL PROPERTY LEASED OR SUBLEASED. The SDL Disclosure Schedule lists all real property leased or subleased to SDL. SDL has delivered to the Buyer correct and complete copies of the leases and subleases listed in the SDL Disclosure Schedule. With respect to each lease and sublease listed in the Disclosure Schedule:

                         a. to Principal Sellers' Knowledge, the lease or sublease is legal, valid, binding and enforceable;

                         b. to Principal Sellers' Knowledge, SDL is not in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification, or acceleration, of any lease or sublease and no consent is required under any lease or sublease for the Transactions;

                         c. SDL has not assigned, transferred, conveyed or created any Security Interest in the leasehold or subleasehold;

                         d. all facilities leased or subleased thereunder by SDL are supplied with utilities and other services necessary for the operation of those facilities as currently operated by SDL; and

                         e. Principal Sellers have received written consents from all lessors or sublessors of leased or subleased real property, whose consent is required as a result of the Transactions for the terms and conditions of leases and subleases to be continued uninterrupted and without modification from the current terms and conditions.

                  13. COMPLIANCE WITH BUILDING AND ZONING CODES. To Principal Sellers' Knowledge, all of SDL's operations and activities as conducted as of the date hereof, comply in all Material respects with all applicable building and zoning codes.

                  14.    INTELLECTUAL PROPERTY.

                         a. SDL owns or has the right to use (pursuant to license, sublicense, agreement, or permission) all Intellectual Property necessary to design, manufacture and sell its current products and for office administration, the failure to possess which would have a Material Adverse Effect on SDL. Each Material item of Intellectual Property owned or used by SDL immediately before the Closing will be owned or available for use by SDL on identical terms and conditions immediately after the Closing. Except as set forth on the Disclosure Schedule, SDL has taken commercially reasonable action to maintain and protect as a trade secret each Material item of Intellectual Property that it owns or uses.

                         b. To Principal Sellers' Knowledge, none of the products manufactured by SDL infringes upon any Intellectual Property rights of third parties, and none of the Principal Sellers has since December 31, 1996, received any written charge, complaint, claim, demand, or notice alleging any such infringement (including any claim that SDL must license or refrain from using any Intellectual Property rights of any third party).

                         c. No patents are owned by SDL and SDL has made no patent applications. Except as set forth on the Disclosure Schedule, SDL has not granted to any third party any license with respect to any of its Intellectual Property to manufacture or produce any product.

                         d. The SDL Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that SDL embodies or incorporates in SDL's products, pursuant to license, sublicense, agreement, or permission. SDL has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in the SDL Disclosure Schedule, the license, sublicense, agreement, or permission covering the item is the legal, valid and binding right of SDL, enforceable in accordance with its terms, and in full force and effect, and Principal Sellers have no reason to believe that they will not stay in effect following the Closing Date.

                  15. TANGIBLE ASSETS. SDL owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as currently conducted. To the Principal Sellers' Knowledge, each of those tangible assets is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in


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

                         good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it currently is used.

                  16. INVENTORY. Inventories reflected on SDL's Most Recent Audited Balance Sheet are properly stated in accordance with GAAP.

                  17. CONTRACTS. The SDL Disclosure Schedule lists the following written contracts and other agreements to which SDL is a party:

                         a. any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

                         b. any agreement for the sale of SDL products or the purchase of raw materials by SDL which involves currently open sales or purchase orders;

                         c. any agreement concerning a partnership or joint venture;

                         d. any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;

                         e. any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                         f.  any collective bargaining agreement;

                         g. any written agreement for the employment of any individual on a full or part-time basis in which the consideration to be paid is more than $75,000 per year, or for the performance of consulting services in which SDL's future obligation exceeds $25,000;

                         h. any agreement under which it has been advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business; or

                         i. any agreement which is currently in default, the consequences of which could have a Material Adverse Effect.

                         SDL has delivered to the Buyer a correct and complete copy of each written agreement listed in the SDL Disclosure Schedule. With respect to each such agreements: (i) the agreement is the legal, valid and binding obligation of SDL, enforceable in accordance with its terms, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Transactions;
                         (iii) SDL is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and
                         (iv) no party to any such agreement has notified any Principal Seller or SDL that they do not intend to perform under the agreement, for any reason.

                  18. NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of SDL as shown on the Most Recent Audited Balance Sheet are reflected properly on that balance sheet as of the date of that balance sheet, are valid receivables subject to no setoffs or counterclaims, subject only to a reasonable reserve for bad debts set forth on the face of the Most Recent Audited Balance Sheet, including the notes thereto.

                  19. POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of SDL.

                  20. INSURANCE. The SDL Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by SDL, specifying the insurer, the policy number, the term of the coverage, and in the case of any "claims made" coverage, the same information as to predecessor policies for the previous three years. All present policies are in full force and effect, and will not terminate or be violated as a result of the Transactions. Neither any Principal Seller nor SDL has done anything which will cause these policies to be canceled.

                  21. LITIGATION. The SDL Disclosure Schedule sets forth each instance in which SDL (i) is subject to any outstanding injunction, judgment, order, decree or ruling, or (ii) is a party


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


                         or, to the Knowledge of any Principal Seller, has been threatened in writing to be made a party to any action, suit, proceeding, hearing, or investigation, of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator, which if resolved adverse to SDL, would cause a Material Adverse Effect on SDL. There are no occurrences or circumstances which give any Principal Seller reason to believe that there is a likelihood that any such action, suit, proceeding, hearing, or investigation will be brought or threatened against SDL in the foreseeable future.

                  22. CUSTOMERS. As of the date of this Agreement, Netscout, MCMS/Nokia, Motorola, and Compuware have designed certain of SDL's products into certain of their products. The Principal Sellers have no Knowledge that any of these companies intends to discontinue use of those SDL products in those customer products in the immediately foreseeable future, or that the change in ownership of SDL effected by the Transactions will itself cause a substantial diminution or termination of SDL's business relationship with any of these companies.

                  23. EMPLOYEES. To the Principal Sellers' Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with SDL. SDL is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. SDL has not committed any unfair labor practice. The Principal Sellers have no Knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of SDL. SDL has provided to the Buyer a list of all employees terminated by SDL during the 12 months before the date of this Agreement.

                  24.    EMPLOYEE BENEFITS.

                       a. Except as set forth in the SDL Disclosure Schedule, SDL has complied in all material respects with all applicable laws relating to the providing of employee benefits to its employees, including, but not limited to, the granting of leave time, the providing of health, disability and workers compensation insurance, and the providing of pension benefits.

                       b. The SDL Disclosure Schedule lists each Employee Benefit Plan that SDL maintains or to which SDL contributes. Except as set forth in the SDL Disclosure Schedule:

                            (1) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies and has always complied in form and in operation in all material respects with the applicable requirements of ERISA, the Code, the laws of the Commonwealth of Massachusetts, and any other applicable laws.

                            (2)   All required Form 5500 Annual Reports,
                                  including all schedules, audits and
                                  attachments have been timely filed with
                                  respect to each such Employee Benefit Plan, and all excise taxes for late contributions, or underfunding have been fully paid, along with any applicable interest and penalties. all reporting and disclosure obligations have been fully met. The requirements of ERISA, including but not limited to Parts 6 and 7 of Subtitle B of Title I of ERISA and of Code Sections 4980B, 79, 105, 125, 129, 414, 4980
                                  and 9801, have been met in all material
                                  respects with respect to each such Employee
                                  Benefit Plan subject thereto.

                            (3) All contributions (including all employer contributions and employee salary reduction contributions) which are due on or before the Closing Date have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued. All premiums or other payments which are due on or before the Closing Date for all periods ending on or before the Closing Date, have been paid or accrued with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                            (4) Each such Employee Benefit Plan that is an Employee Pension Benefit Plan complies in all material respects with the requirements of ERISA and a "qualified plan" under Code
                                  Section 401(a).

                            (5) SDL has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                      c. With respect to each Employee Benefit Plan that SDL maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                            (1) No such Employee Benefit Plan is subject to Title IV of ERISA.

                            (2) There have been no Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the IRC) with respect to any such Employee Benefit Plan that could reasonably be expected to have a Material Adverse Effect on SDL. To Principal Sellers' Knowledge, no fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, investigation, audit or correspondence with respect to any such Employee Benefit Plan (other than routine claims for benefits) is pending, or, to the Knowledge of the Principal Sellers, is threatened. None of the Principal Sellers has Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                       c. No Employee Welfare Benefit Plan with respect to which SDL could reasonably be expected to have any liability, provides medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code section 4980B and 9801, and ERISA Sections 601, 609 and 701, and comparable provisions of state law).

                       d. Liabilities and any SDL matching contributions or profit sharing contributions associated with any Employee Benefit Plan, Employee Pension Benefit Plan or Employee Welfare Plan to which SDL is subject, have been properly reflected and represented on the Most Recent Audited Financial Statement for SDL, to the extent required by and in accordance with GAAP, and there have been no occurrences or omissions since the date of the Most Recent Audited Financial Statement which make those financing statements materially inaccurate.

                  25. GUARANTIES. SDL is not a guarantor or is not otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

                  26.    ENVIRONMENT, HEALTH, AND SAFETY.

                         a. SDL has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, SDL has obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                         b. SDL has no Material Liability (and SDL has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that would give the Principal Sellers reason to believe that SDL will have such Material Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                        c. All properties and equipment used in the business of SDL have been free of asbestos, PCB's, methylene chloride, trichloroethylene,
                             1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                  27. CERTAIN BUSINESS RELATIONSHIPS WITH SDL. None of the Sellers or their Affiliates, nor to their Knowledge any Other Seller or any Affiliate of an Other Seller, (i) has had any written agreement with SDL within the past twelve months or which is currently in effect, or (ii) owns any assets, tangible or intangible, which are used in the business of SDL.

                  28. DISCLOSURE. To the Principal Sellers' Knowledge, the representations and warranties contained in this Subsection C do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information not misleading, as of the date of that representation or warranty.

                  29. BUSINESS OUTLOOK. The Principal Sellers have no Knowledge of any fact or circumstance which Principal Sellers believe, in good faith, has or will have a material negative effect on the business outlook for SDL.

V. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         A. GENERAL. Each of the Parties will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the Transactions (including satisfaction, but not waiver, of the closing conditions set forth in Section VII below). However, the taking of any such action, or the failure to take that action, by any Party shall not affect the representations and warranties of the Parties contained in this Agreement.

         B. NOTICES AND CONSENTS. The Principal Sellers will cause SDL to give any notices to third parties, and will cause SDL to use commercially reasonable efforts to obtain any third-party consents, that the Buyer reasonably may request in connection with the matters referred to in Section IV.C.4 above. Each of the Parties will (and the Principal Sellers will cause SDL to) give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections IV.A.2, IV.B.3 and IV.C.5 above. However, the giving of any such notices, the making of any such filings, or the obtaining of any such approvals, or the failure to give such notices, to make any such filings, or to obtain any such approvals, by any Party shall not affect the representations and warranties of the Parties contained in this Agreement.

         C. OPERATION OF BUSINESS. The Principal Sellers will not cause or permit SDL to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.


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


         D. PRESERVATION OF BUSINESS. The Principal Sellers will cause SDL to use its commercially reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         E. FULL ACCESS. Each of the Principal Sellers will permit, and the Principal Sellers will cause SDL to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to materially interfere with the normal business operations of SDL, to all premises, properties, books, records (including Tax records of SDL, but not including the personal tax records of Sellers), contracts, and documents of or pertaining to SDL. The Buyer will provide to SDL copies of the results of any searches authorized or conducted by or on behalf of the Buyer with respect to the Intellectual Property of SDL, or possible infringement by the products of SDL on the Intellectual Property of any third party. Upon termination of this Agreement, the Buyer will return any and all information provided by the Sellers or SDL pursuant to this Section.

         F. EXCLUSIVITY. From the date of this Agreement through either the Closing Date or the date of termination of this Agreement as provided in Article IX below, none of the Sellers will (and the Principal Sellers will not cause or permit SDL to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of SDL (including any acquisition structured as a merger, consolidation, or share exchange) or
                  (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote his or her SDL Shares in favor of any such acquisition. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         G. NOTICE OF DEVELOPMENTS; SUPPLEMENTS TO AND AMENDMENT OF THE DISCLOSURE SCHEDULE. Before the Closing, and from time-to-time at the request of the Buyer, the Sellers, SDL and the Buyer will each supplement or amend its respective Disclosure Schedule, with respect to any event or development (the "Events") which, if existing or occurring at or before the date of this Agreement, would have been required to be set forth on that Disclosure Schedule, or which is necessary to correct any information set forth on that Disclosure Schedule or in any representation or warranty of the Sellers, SDL or the Buyers which has been rendered inaccurate by reason of that Event (the Party giving any such notice is herein referred to as the "Notice Giving Party"). If any such Event as supplemented or amended shall be of such nature to cause a Material Adverse Effect on the Party to whom it applies, or on the ability of the Party receiving notice of that Event to close the Transactions (the "Notice Receiving Party"), then the Notice Receiving Party shall have a right to terminate this Agreement within the shorter of two (2) weeks of receipt of that notice or a period ending on the Closing Date. The Notice Giving Party shall provide additional detail or information as reasonably requested by the Notice Receiving Party, as to any Events disclosed to the Notice Receiving Party as a supplement or amendment to the Notice Giving Party's Disclosure Schedule. If the Notice Receiving Party does not object to the disclosing of the Events within the shorter of two (2) weeks of the disclosure of those Events to the Notice Receiving Party or a period ending on the Closing Date, then the Notice Receiving Party will be deemed to have waived any rights (including without limitation any claim for indemnification, any right to terminate the Agreement or any rights not to Close the Transactions) arising as a result of the failure of the Notice Giving Party to fulfill any condition contained in Article VII of this Agreement or for materially breaching a representation or warranty of the Notice Giving Party.


VI. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         A. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section VIII below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to SDL.

         B. EMPLOYEE BENEFITS. The Buyer will offer to the employees of SDL (other than Raghbir S. Dhillon and Dhalbir S. Dhillon ), effective as of the first calendar day of the month immediately following Closing, employment in capacities and at base rates of pay identical to those in effect as of the Closing Date. The Buyer will provide to those employees (the "SDL Employees") the same benefit plans, policies and practices, whether or not subject to ERISA, provided by the Buyer to similarly situated employees of the Buyer, at the same cost borne by those employees of the Buyer, except that the SDL Employees will not become eligible for the Buyer's medical flexible spending account pursuant to Code Section 125 until the first pay period in the month following the month of Closing. The Buyer shall cause each benefit plan, policy and practice in which SDL Employees are eligible to participate to be amended to take into account all service with SDL before the Closing Date for purposes of eligibility, vesting and calculation of benefits other than
                  (i) accrual of benefits under any defined benefit pension plan intended to be qualified under Code Section 401(a), or (ii) the Buyer's Employee Stock Purchase Plan. During the 2000 plan year, neither Buyer nor SDL shall terminate any SDL plan providing for a medical flexible spending account pursuant to Code Section 125 or amend the provisions of the plan dealing with those accounts in a manner that materially adversely affects any participant. No group health plan maintained by the Buyer or any Affiliate of the Buyer shall impose on any SDL Employee as of the Closing Date (or any spouse or dependent of any such employee) any preexisting condition limitation or restriction other than (x) such a limitation or restriction which is generally applicable under the plan and which applies in the case of an employee (or any spouse or dependent of any such employee) who fails to enroll in the plan when he or she first becomes eligible, or (y) to the extent that that preexisting limitation or restriction is not covered under SDL's group health plan as of the Closing Date.

         C. COBRA BENEFITS. Buyer shall continue to provide COBRA continuation coverage with respect to former employees and their qualified beneficiaries of SDL in its group health plan, in order that their rights under COBRA are not prejudiced by this transaction.

         D. LITIGATION SUPPORT. If and for as long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any Transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or before the Closing Date involving SDL, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the


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


                  contest or defense, all at the sole cost and expense of the contesting or defending Party, including, without limitation, the reasonable costs and expenses related to airfare, lodging and meals of the cooperating Party (unless the contesting or defending Party is entitled to indemnification therefor under
                  Section VIII below); provided, however, that the obligations of the Sellers pursuant to this Section for any matter will terminate 10 years after the Closing Date.

         E. TRANSITION. None of the Sellers will take, or, to the extent it is within his or her reasonable control, permit any employee or agent of SDL to take, any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of SDL from maintaining the same business relationships with SDL after the Closing as it maintained with SDL before the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of SDL to the Buyer from and after the Closing.

         F. CONFIDENTIALITY. Each of the Sellers shall treat and hold and, to the extent it is within his or her reasonable control, cause any employee or agent of SDL to treat and hold, as confidential, and the Buyer shall treat and hold as confidential before Closing, (and in the event this Agreement shall be terminated and the Transactions shall not close, after the scheduled Closing Date), all of the Confidential Information, and shall refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or Sellers, as the case may be, or destroy, at the request and option of the Buyer or the Sellers, as the case may be, all tangible embodiments (and all copies) of the Confidential Information which are in his, their or its possession. If any of the Sellers, employees or agents of SDL or the Buyer is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, any Party having knowledge thereof will notify the others promptly of the request or requirement so that the Buyer, SDL or the Sellers, as the case may be, may seek an appropriate protective order or waive compliance with the provisions of this section. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers or the Buyer is/are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller or the Buyer may disclose the Confidential Information to the tribunal. However, the disclosing Seller or the Buyer, as the case may be, shall use his, their or its reasonable best efforts to obtain, at the reasonable request of the Buyer or the Sellers, as the case may be, an order or other assurance that confidential treatment will be accorded to that portion of the Confidential Information required to be disclosed as the Buyer or the Sellers, as the case may be, shall designate.

         G. EMPLOYMENT AGREEMENT. At Closing, Raghbir S. Dhillon and Dhalbir S. Dhillon each will enter into an Employment Agreement, substantially in the form attached as Exhibit VI.G, by which he will be employed by Buyer under the terms and conditions set forth in that Employment Agreement.

         H. COVENANTS NOT TO COMPETE. At Closing, each Principal Seller, and Jeffrey C. Marden will enter into a Covenant Not to Compete substantially in the form attached as Exhibit VI.H.

         I. CONFIDENTIALITY AGREEMENTS. At Closing, each Principal Seller, and Jeffrey C. Marden will enter into a Confidentiality Agreement substantially in the form attached as Exhibit VI.I.

         J. PAYMENT OF AUDIT EXPENSES. The Buyer shall reimburse Sellers and SDL for any out-of-pocket amounts paid by Sellers or SDL to KPMG before Closing in connection with the audit by KPMG of SDL's balance sheets as of and for the years ended December 31, 1999 and 1998 and statements of income, shareholder equity and cash flow as of December 31, 1999. The Buyer shall promptly pay these amounts upon submission of invoices received from KPMG.

         K. S-LINK SHARES. If Buyer or SDL sells any of the S-Link Shares to a Person other than Buyer or any of its Affiliates, the Net Gain arising from such sale shall be distributed as follows:

                  1. if, on or before the 91st calendar day after the Closing Date, the Buyer or SDL completes a sale of any of the S-Link Shares and receives consideration for such sale, whether in the form of cash, equity, debt or otherwise, 75% of the Net Gain shall be paid to the Sellers' Attorney-in-Fact and 25% of the Net Gain shall be retained by the Buyer or SDL;

                  2. if, on or after the 92nd calendar day after the Closing Date but on or before the 183rd calendar day after the Closing Date, the Buyer or SDL completes a sale of any of the S-Link Shares and receives consideration for such sale, whether in the form of cash, equity, debt or otherwise, 60% of the Net Gain shall be paid to the Sellers' Attorney-in-Fact and 40% of the Net Gain shall be retained by the Buyer or SDL;

                  3. if, on or after the 184th calendar day after the Closing Date but on or before the 275th calendar day after the Closing Date, the Buyer or SDL completes a sale of any of the S-Link Shares and receives consideration for such sale, whether in the form of cash, equity, debt or otherwise, 40% of the Net Gain shall be paid to the Sellers' Attorney-in-Fact and 60% of the Net Gain shall be retained by the Buyer or SDL; and

                  4. if the Buyer or SDL completes a sale of any of the S-Link Shares and receives consideration for such sale, whether in the form of cash, equity, debt or otherwise, on or after the 276th calendar day after the Closing Date, 100% of the Net Gain shall be retained by the Buyer or SDL.

                  As used in this Section VI.K, "S-Link Shares" shall mean the common stock of S-Link, Corp., a Delaware corporation, owned by SDL at the time of Closing; and "Net Gain" shall mean the consideration received by the Buyer or SDL in exchange for the sale of S-Link Shares, less an amount equal to: (i) $140,000 multiplied by a fraction, the numerator of which is the number of S-Link Shares sold in the subject sale and the denominator of which is the total number of all of S-Link Shares; (ii) all Taxes paid and Tax Liability incurred by Buyer or SDL in connection with or as a consequence of the subject sale; and
                  (iii) all other costs or expenses paid or incurred by Buyer or SDL in connection with or as a consequence of the subject sale and the division of the Net Gain arising in connection therewith, including without limitation broker's or sales commissions and legal fees.

                  Notwithstanding the foregoing, none of the Sellers or any person subject to the direction or control of any of the Sellers (whether or not Seller is exercising such direction or control individually or as an Officer or Employee of SDL or Buyer) shall take any action related to the sale or decision not to sell any of the S-Link Shares, and any such action shall be taken exclusively by the Board of Directors or President and Chief Executive Officer of Buyer. Raghbir S. Dhillon, if then a director of S-Link, shall recuse himself from participation in any consideration by the management or Board of Directors of S-Link related to any such sale. If any Seller or any person subject to the direction of any Seller breaches the provisions of this paragraph in connection with a sale of any of the S-Link Shares, then 100% of the Net Gain resulting from such sale shall by retained by the Buyer or SDL.


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


                  Any sums paid to the Sellers' Attorney-in-Fact pursuant to this Section VI.K, other than any required to be characterized as interest, shall be deemed an adjustment to the Purchase Price and shall be distributed by the Sellers' Attorney-in-Fact to the Sellers in accordance with their respective interests as set forth in Exhibit III.B.2.

         L. TERMINATION OF PLANS. The Board of Directors of SDL having adopted amendments terminating the SDL Section 401(k) Plan and the Profit Sharing Plan (the "SDL Plans"), the fiduciaries of the SDL Plans shall (i) as soon as practicable after the Closing, file the Plants with the IRS for its determination upon termination that the SDL Plans, as terminated, continue to qualify for tax-qualified status, and (ii) continue to satisfy all reporting and disclosure requirements with respect to the SDL Plans until distributions have been made and all required reports timely filed. No distributions shall be made from the SDL Plans before receipt of favorable determination letters from the IRS, except with respect to employees who discontinue service with SDL prior to issuance of a favorable determination letter from the IRS.

VII.     CONDITIONS TO OBLIGATION TO CLOSE.

         A. CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the Transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  1. the representations and warranties set forth in Sections IV.A and IV.C above shall be true and correct in all material respects at and as of the Closing Date;

                  2. the Sellers shall have performed and complied with all of the covenants hereunder in all material respects through the Closing

                  3. the Sellers shall have procured all of the third party consents specified in Section V.B above;

                  4. the Sellers shall sell not less than 90% of all SDL Shares to the Buyer pursuant to this Agreement;

                  5. all outstanding, vested options for SDL common stock have been exercised or tendered, together with payment, for exercise before or concurrent with Closing;


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


                  6. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own SDL Shares and to control SDL, or (iv) materially adversely affect the right of SDL to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  7. the Board of Directors of SDL will have adopted an amendment terminating SDL'S Section 401(k) Plan and Profit Sharing Plan (the "SDL Plans") on or before the Closing Date, incorporating changes required by legislation subsequent to the date on which the SDL Plans received a favorable determination letter from the IRS, and providing, inter alia, that no distributions shall be made from the SDL Plans before receipt of a favorable IRS determination letter referred to in Section VI.L; and the Plans will be fully vested and funded;

                  8. within the meaning of clause (4) of the fourth sentence of the definition of "Take-over bid" appearing in Massachusetts General Laws, Chapter 110C, Section 1: (i) SDL, through its Board of Directors, shall have consented to the acquisition and offer to acquire all of the SDL Shares pursuant to this Agreement; (ii) the Board of Directors of SDL shall have recommended acceptance of such acquisition and offer to acquire to all of the shareholders of SDL; and (iii) the terms of this Agreement, including any inducements to officers or directors which are not made available to all shareholders, shall have been furnished to all shareholders;

                  9. SDL and the Principal Sellers shall have delivered to the Buyer, respectively, an officer's certificate and individual certificates to the effect that each of the conditions specified above in Sections VII.A.1-8 is satisfied in all material respects;

                  10. the Parties shall have received all authorizations,
                      consents, and approvals of governments and governmental agencies referred to in Sections IV.A.2, IV.B.3, and IV.C.5 above;

                  11. the Buyer shall have received from counsel to SDL and the
                      Sellers an opinion in form and substance mutually agreed to by the parties, addressed to the Buyer, and dated as of the Closing Date;

                  12. the Buyer shall have received from a nationally recognized investment banking firm, or its other advisors, Fairness Opinion in form and substance satisfactory to the Buyer in its sole discretion, to the effect that the Transactions will be fair and reasonable to the Buyer, and that the consideration to be granted and received by the Buyer in the Transactions is fair and reasonable to the Buyer under the circumstances of the Transactions;

                  13. SDL shall have terminated its $1,000,000 revolving line of credit with Peoples Savings Bank and any financing statement, Security Interest, or personal guaranty with respect thereto shall have been terminated;

                  14. all actions to be taken by the Sellers in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to the Buyer; and

                  15. if needed, the Buyer has received written notice from the lessors and sublessors of all real property leased or subleased by SDL as provided in Section IV.C.12.e above, in form and substance reasonably satisfactory to Buyer.

         B. CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the Transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  1. the representations and warranties set forth in Section IV.B above shall be true and correct in all material respects at and as of the Closing Date;

                  2. the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  3. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own SDL Shares and to control SDL, or (iv) materially adversely affect the right of SDL to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  4. the Buyer shall have delivered to the Sellers' Attorney-in-Fact a certificate to the effect that each of the conditions specified above in Sections VII.B.1-3 is satisfied in all respects;

                  5. the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections IV.A.2, IV.B.3, and IV.C.5 above;

                  6. the Sellers shall have received from counsel to the Buyer an opinion in form and substance mutually agreed to by the parties, addressed to the Sellers' Attorney-in-Fact, and dated as of the Closing Date; and

                  7. all actions to be taken by the Buyer in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to the Sellers.

VIII.    REMEDIES FOR BREACHES OF THIS AGREEMENT.

         A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Sellers, Buyer and the Principal Sellers contained in Sections IV.A, IV.B and IV.C, and as may be otherwise contained in this Agreement, shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of 12 months after the Closing Date; except that the representations and warranties set forth in Section IV.C.11 (Tax Matters) shall continue in full force and effect for the period of applicable statutes of limitation, and the representations and warranties set forth in Section IV.A.5 (SDL Shares) and Section IV.C.2 (Capitalization) shall continue in full force and effect perpetually after the Closing. As used herein, the term "Survival Period" shall mean the applicable period, described above, during which representations and warranties continue in full force and effect after the Closing.

         B.       INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.


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


                  1. If any of the Sellers breaches any of the Sellers' representations, warranties, and covenants contained in this Agreement, and if the Buyer makes a written claim for indemnification against the Principal Sellers as provided in this Agreement within the relevant Survival Period, then the Principal Sellers agree, jointly and severally, to indemnify the Buyer from and against any Damages the Buyer may suffer, whether those Damages occurred during or after the Survival Period, resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                  2. The Principal Sellers, jointly and severally, hereby indemnify and hold harmless the Buyers and SDL from any and all Liability for Taxes imposed or assessed on the Buyer or on SDL after the Closing Date, resulting from the operation of SDL before the Closing Date that have not been paid or accrued as of the Closing Date, or from Taxes imposed or assessed on SDL as a result of the Transactions, without regard to the limits set forth in the following paragraph and for the period of the applicable statute of limitation.

                  3. Notwithstanding anything in Section VIII.B.1 to the contrary, and subject to the provisions of Section VIII.B.2 and the following sentence, the Buyer will not be entitled to any indemnification under Section VIII.B.1 if the aggregate amount of all claims thereunder is less than $100,000; provided, however, that if the aggregate amount of all claims equals or exceeds $100,000, then the Buyer will be entitled to full indemnification of all claims under Section VIII.B.1 to the extent they are, in the aggregate, $100,000 or more. Notwithstanding the foregoing, if any claim arises with respect to the representations and warranties set forth in Section IV.C.2 (Capitalization), the Buyer will be entitled to full indemnification under Section VIII.B.1 with respect to that claim, regardless of the amount of that or any other claim, singly or in the aggregate. The Parties do not intend that this exception amount shall be deemed to be a definition or limitation of what is "material" for any purpose under this Agreement.

         C.       INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS.

                  1. If the Buyer breaches any of the Buyer's representations, warranties, and covenants contained in this Agreement, and if the Sellers make a written claim for indemnification against the Buyer as provided in this Agreement within the Survival Period,


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


                      then the Buyer agrees to indemnify the Sellers from and against any Damages the Sellers may suffer, whether those Damages occurred during or after the Survival Period, resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                  2. Notwithstanding anything in Section VIII.C.1 to the contrary, the Sellers will not be entitled to any indemnification under Section VIII.C.1 if the aggregate amount of all claims thereunder is less than one hundred thousand dollars ($100,000); provided, however, that if the aggregate amount of all claims equals or exceeds $100,000, then the Sellers will be entitled to full indemnification of all claims under Section VIII.C.1 to the extent they are, in the aggregate, $100,000 or more. The Parties do not intend that the exception amount shall be deemed to be a definition or limitation of what is "material" for any purpose under this Agreement.

         D.       MATTERS INVOLVING THIRD PARTIES.

                  1. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  2. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party as long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction


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


                      or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  3. As long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with
                      Section VIII.D.2 above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,
                      (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  4. If any of the conditions in Section VIII.D.2 above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim, with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, in any manner it reasonably may deem appropriate, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
                      (iii) provided that consent of the Indemnifying Party is received, the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section VIII.

         E. TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnification payments under this Section VIII shall be deemed adjustments to the Purchase Price.

         F. OTHER INDEMNIFICATION PROVISION. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty or covenant. Each of the Principal Sellers hereby agrees that he will not make, with respect to himself


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


                  or on behalf of an Other Seller, any claim for indemnification against SDL by reason of the fact that he or the Other Seller was a director, officer, employee, or agent of that entity or was serving at the request of that entity as a partner, trustee, director, officer, employee, or agent of another entity (whether that claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether that claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against that Seller for indemnification under this Agreement based on a breach of a representation or warranty contained in this Agreement.

IX.      TERMINATION.

         A. TERMINATION OF AGREEMENT. Certain Parties may terminate this Agreement as provided below:

                  1. the Buyer and the Sellers' Attorney-in-Fact may terminate this Agreement by mutual written consent at any time before the Closing;

                  2. the Buyer or the Sellers' Attorney-in-Fact may terminate this Agreement if clearance of the Transaction is not received pursuant to the Hart-Scott-Rodino Act.

                  3. the Buyer may terminate this Agreement by giving written notice to the Sellers' Attorney-in-Fact at any time before the Closing if (i) any of the Sellers, or SDL has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers' Attorney-in-Fact of the Breach, and the breach has continued without cure for a period of the shorter of 30 days after the notice of breach or the period ending on the Closing Date, (ii) the Closing shall not have occurred on or before April 15, 2000, unless extended pursuant to Section IX.C below, by reason of the failure of any condition precedent under
                      Section VII.A hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement), or
                      (iii) any of the supplements or amendments to the Disclosure Schedule submitted by the Sellers or SDL before the Closing are not accepted by the Buyer, as provided in
                      Section V.G above.

                  4. the Sellers' Attorney-in-Fact may terminate this Agreement by giving written notice to the Buyer at any time before the Closing if (i) the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers' Attorney-in-Fact has notified the Buyer of the breach, and the breach has continued without cure for a period the shorter of 30 days after the notice of breach or the period ending on the Closing Date, (ii) the Closing shall not have occurred on or before April 15, 2000, unless extended pursuant to Section IX.C below, or (iii) any of the supplements or amendments to the Disclosure Schedule submitted by the Buyer before the Closing are not accepted by the Sellers' Attorney-in-Fact, as provided in
                      Section V.G above.

         B.       EFFECT OF TERMINATION.

                  1. If this Agreement is terminated pursuant to Section IX.A above, written notice will be given by the Buyer or the Sellers' Attorney-in-Fact to the other and the provisions of this Agreement (except to the extent provided in Section VI.E and IX.B.2) will terminate and the Transactions will be abandoned, without further action by any Party.

                  2. If this Agreement is terminated for any reason, each Party will, upon request of the others, redeliver all documents, work papers and other material of any other Party (including all copies thereof) relating to the Transactions, whether obtained before or after the execution of this Agreement, to the Party who furnished them. The confidentiality obligations of Section VI.E will continue to be applicable to and enforceable against the Parties.

         C. EXTENSIONS. This Agreement, and the various deadlines for performance of obligations and for consummation of the Transactions as provided in this Agreement, may be extended with the mutual consent of the Sellers' Attorney-in-Fact, in which event the obligations of the Parties shall be modified accordingly, and all deadlines for performance shall be modified in accordance with any such extension.

X.       MISCELLANEOUS.

         A. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Sellers, as such or on behalf of SDL, shall not issue any press release or make any public announcement relating to the subject matter of this Agreement before the Closing without first notifying the Buyer of Sellers' intent to issue such a press release or make such a public announcement, and receiving prior approval of the Buyer, which approval shall not be unreasonably withheld. However, Sellers may make any public disclosure on behalf of SDL that is required by applicable law, as long as Sellers, promptly upon learning of that requirement, notify the Buyer of the requirement and discuss with the Buyer, in good faith, the exact proposed wording of any such announcement. Buyer will make every effort to provide to SDL a copy of any press release or public announcement relating to this Agreement before the Closing before the press release or public announcement is released.

         B. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         C. ENTIRE AGREEMENT. This Agreement (including the documents referred to in this Agreement) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

         D. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named in this Agreement and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations under this Agreement without the prior written approval of the Buyer and the Principal Sellers. However, the Buyer may (i) assign any or all of its rights and interests under this Agreement to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations under this Agreement (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         E. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         F. HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         G. NOTICES. All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt


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


                  requested, postage prepaid, and addressed to the intended recipient as set forth below:




   If to the Sellers
   or SDL before Closing:                        Copy to:

   SDL Communications, Inc.                      Brown Rudnick Freed & Gesmer
   4C Eastman Street                             One Financial Center
   Easton, MA 02375                              Boston, MA 02111
                                                 Attn: David Murphree, Esq.



   If to the Buyer
   or SDL after Closing:                         Copy to:

   SBS Technologies, Inc.                        Alison K. Schuler, Esq.
   Attn: Christopher J. Amenson, President       Schuler, Messersmith, Daly &
   2400 Louisiana Blvd., NE                      Lansdowne
   AFC Building 5, Suite 600                     4300 San Mateo Blvd. NE
   Albuquerque, New Mexico  87110                Suite B-380
                                                 Albuquerque, NM  87110



                  Any Party may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Parties notice in the manner in set forth in this Section.

         H. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico without giving effect to any choice or conflict of law provision or rule (whether of the State of New Mexico or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Mexico.

         I. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by the Buyer and the Sellers' Attorney-in-Fact. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         J. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         K. EXPENSES. Each of the Parties and SDL will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transactions. The Sellers agree that SDL will fully discharge and not have any undischarged Liabilities as of the Closing Date for any costs and expenses in connection with this Agreement and the Transactions (including for any legal fees and expenses in connection with this Agreement or any of the Transactions).

         L. INCORPORATION OF EXHIBITS. The Exhibits identified in this Agreement are incorporated in the Agreement by reference and made a part hereof.

         M. SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the term and conditions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section X.N below), in addition to any other remedy to which they may be entitled, at law or in equity.

         N.       DISPUTES.

                  1. Except for matters which are subject to mediation and arbitration as provided below, each of the Parties submits to the jurisdiction of any state or federal court sitting in Albuquerque, New Mexico, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section X.G above. Nothing in this
                      Section X.N, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                  2. The Parties agree that any claim or dispute arising out of or relating to this Agreement or the formation, breach, termination or validity thereof, which involves in the aggregate an amount not exceeding $100,000, and except for injunctive relief as contemplated by Section X.M above ("Dispute"), will be resolved in the manner provided below. If the Dispute cannot be settled by direct discussions, the Parties will first try to settle the Dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Any Dispute which has not been resolved within 60 days of the initiation of the mediation procedure (the "Mediation Deadline") will be settled by binding arbitration by a panel of three (3) arbitrators, selected in the manner provided below, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). If a Party seeks mediation or arbitration of a Dispute, the proceeding will be held in Albuquerque, New Mexico. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof, and the Parties consent to the jurisdiction of the courts in the state in which the arbitration occurred for this purpose. The Parties agree that service of process and of any notices required in connection with any arbitration hereunder or any related court proceedings may be given in the manner provided for the giving of notices under this Agreement as set forth in Section X.G. Within 20 days of the Mediation Deadline, the Sellers will collectively nominate one arbitrator and the Buyer will nominate one arbitrator. Within thirty (30) days of the


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


                      nomination and appointment of the two arbitrators, the two arbitrators shall select a third arbitrator, and if they fail to do so, a neutral arbitrator shall be chosen in accordance with the Rules.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                        SIGNATURES ON THE FOLLOWING PAGE









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

   The Parties have executed this Agreement as of the date set forth above.

                                       SBS TECHNOLOGIES, INC.


                                       By: /s/ C. J. Amenson
                                           ------------------------------------
                                           Christopher J. Amenson
                                           Title:  President and
                                           Chief Executive Officer


                                       SELLERS:

                                       /s/ Raghbir S. Dhillon
                                       ----------------------------------------
                                       Raghbir S. Dhillon

                                       /s/ Dhalbir S. Dhillon
                                       ----------------------------------------
                                       Dhalbir S. Dhillon

                                       /s/ Ming Chee Lau
                                       ----------------------------------------
                                       Ming Chee Lau

                                       /s/ Augustus Nunes
                                       ----------------------------------------
                                       Augustus Nunes

                                       /s/ Raghbir S. Dhillon
                                       ----------------------------------------
                                       Raghbir S. Dhillon, as  Attorney-in-Fact
                                       for each of the persons whose names
                                       appear on Exhibit II.GG hereto

                                       SDL COMMUNICATIONS, INC.


                                       By: /s/ Raghbir S. Dhillon
                                           ------------------------------------
                                           Raghbir S. Dhillon
                                           Title:  President and Chief
                                           Executive Officer

                                    EXHIBIT I
                                     SELLERS

                                   EXHIBIT I

                                   SDL Shares
                                   ----------


                      Name of Seller                                       Number of SDL Shares Owned*
                      --------------                                       ---------------------------
                    Raghbir S. Dhillon                                                1,217,000
                    Dhalbir S. Dhillon                                                  817,000
                       Ming Chee Lau                                                    742,000
                      Augustus Nunes                                                    447,000
                      Charanjit Singh                                                   100,000
              Brij Bhushan and Champa Bhushan                                            40,000
                      Urminder Aulakh                                                    40,000
                  Sukhjinder Singh Bajwa                                                 30,000
                     Jeffrey C. Marden                                                   30,000
                     Rubinder Dhillon                                                    25,000
                      Todd W. Corkum                                                     24,500
                      David J. Burke                                                     21,500
                      William R. Koss                                                    20,000
                     Mathew J. Sheahan                                                   12,500
                        Jill Kopka                                                       12,500
                 Peter J. and Nellie Quinn                                               12,000
                      Richard Machado                                                    11,500
                       Satnam Dhami                                                      10,000
                   Gabriel E. Tempestoso                                                  7,000
                   Vincent P. Wasnewsky                                                   5,500
                       Yee-Ling Chin                                                      5,500
                   Kenneth E. Jones, Jr.                                                  5,000
                        Darcy Morse                                                       5,000
                    Paul E. Letourneau                                                    4,000
                       Brian T. Joss                                                      4,000
                     William DiSalvio                                                     4,000
                     William E. Galvin                                                    2,500
                     Roger A. Provost                                                     2,400
                     Steve F. McIntire                                                    2,000
                       James Ribero                                                       2,000
                     Susan P. Johnson                                                     1,575
                        Sally West                                                        1,575
                      Gianluca Marchi                                                     1,000
                 Jacqueline Christoferson                                                 1,000

                           Total                                                      3,666,550


*As of 4/10/00

                                  EXHIBIT II.E
                            FORMULA FOR BUYER OPTIONS

                                  EXHIBIT II.E
                            FORMULA FOR BUYER OPTIONS

         All valid outstanding and unvested options of SDL Communications, Inc., ("SDL") common stock will be converted into options of SBS
Technologies, Inc. ("SBS") common stock based on the following conversion formula:

                  "Market value per share of SDL common stock and vested options on the day of Closing divided by the average closing price of SBS common stock as reported on NASDAQ (SBSE) for the five business days prior to the Closing Date of this Stock Purchase Agreement."

         The market value of SDL common stock and vested options will be determined by dividing the Purchase Price, as defined in certain sections of the Stock Purchase Agreement, by the total outstanding shares of SDL common stock and vested options on the day of Closing. The following is an example of the determination of the market value of SDL common stock and vested options:

           "Market value per share of SDL common stock and vested options = $25,000,000/3,661,550 (current total outstanding shares of SDL common stock and vested options) = $6.8277/share."

         The following is an example of the unvested option conversion ratio:

           "$6.8277/$48.00 (average closing price of SBS common stock) = .14 options to purchase SBS common stock."

         Using this example, each valid and outstanding unvested option of SDL common stock would be exchanged for .14 options of SBS common stock with equivalent vesting and other terms, as permitted under the SBS Plan. The SBS options will expire ten (10) years from the date of grant. SBS does not issue fractional shares, so SBS will round all fractional options up or down to the nearest whole number.

                                  EXHIBIT II.GG
                                  OTHER SELLERS

                                  EXHIBIT II.GG
                                   SDL SHARES
                                   ----------

Name of Other Seller                                Number of SDL Shares owned*
--------------------                                ---------------------------
Charanjit Singh                                               100,000
Brij Bhushan and Champa Bhushan                                40,000
Urminder Aulakh                                                40,000
Sukhjinder Singh Bajwa                                         30,000
Jeffrey C. Marden                                              30,000
Rubinder Dhillon                                               25,000
Todd W. Corkum                                                 24,500
David J. Burke                                                 21,500
William R. Koss                                                20,000
Mathew J. Sheahan                                              12,500
Jill Kopka                                                     12,500
Peter J. and Nellie Quinn                                      12,000
Richard Machado                                                11,500
Satnam Dhami                                                   10,000
Gabriel E. Tempestoso                                           7,000
Vincent P. Wasnewsky                                            5,500
Yee-Ling Chin                                                   5,500
Kenneth E. Jones, Jr.                                           5,000
Darcy Morse                                                     5,000
Paul E. Letourneau                                              4,000
Brian T. Joss                                                   4,000
William DiSalvio                                                4,000
William E. Galvin                                               2,500
Roger A. Provost                                                2,400
Steve F. McIntire                                               2,000
James Ribero                                                    2,000
Susan P. Johnson                                                1,575
Sally West                                                      1,575
Gianluca Marchi                                                 1,000
Jacqueline Christoferson                                        1,000

    Total                                                     443,550

*As of 4/10/00

                                  EXHIBIT II.MM
                                   SDL OPTIONS

                                  EXHIBIT II.MM
                                   SDL OPTIONS

                             SDL COMMUNICATIONS, INC.
                            UNVESTED OPTIONS AT 4/11/00

                                EXERCISE                          EXERCISE
HOLDER                            DATE            NUMBER           PRICE
------                         ----------         ------          --------
WILLIAM GALVIN                   5/1/2000          1,250             0.10
                                 5/1/2001          1,250             0.15

ROGER PROVOST                  12/31/2000          1,000             0.75
                                3/31/2001            600             0.75
                               12/31/2001          1,000             1.00

RICHARD MACHADO                12/31/2000          1,000             0.15
                               12/31/2000          2,000             0.15
                               12/31/2001          1,000             0.25

MATTHEW SHEAHAN                  5/1/2000         10,000             0.10
                                 5/1/2001          7,500             0.20

TODD CORKUM                     6/30/2000          5,500             0.20
                                9/30/2000          5,500             0.25
                               12/31/2000          7,000             0.30
                                3/31/2001          7,500             0.35

SUSAN JOHNSON                   3/31/2001            425             0.15

SALLY WEST                      3/31/2001            425             0.15

KEN JONES                        5/1/2000          2,500             0.10
                                 5/1/2001          2,500             0.15

GABE TEMPESTOSO                12/31/2000          3,000             0.15

YEE-LING CHIN                   6/30/2000          2,000             0.30
                                9/30/2000          2,000             0.40
                                8/15/2000          2,000             0.35
                               12/31/2000          2,500             0.45
                                3/31/2001          2,500             0.50
                                8/15/2001          1,000             0.45

JACKIE CHRISTOFERSON            6/30/2000          1,000             0.10
                                6/30/2001          1,000             0.15

BRIAN JOSS                     12/13/2000          3,000             0.50
                               12/31/2001          3,000             0.75

PAUL LETOURNEAU                12/31/2001          3,000             0.50
                               12/31/2001          3,000             0.75

STEVEN MCINTIRE                12/31/2000          1,000             0.01

JEFF MARDEN                     6/30/2000          5,000             0.15
                               12/31/2000         20,000             0.15

                                EXERCISE                          EXERCISE
HOLDER                            DATE            NUMBER           PRICE
------                         ----------         ------          --------
                                6/30/2001          5,000             0.45
                               12/31/2001         10,000             0.65
                                6/30/2002         10,000             0.85

DARCY MORSE                      4/1/2001          5,000             0.65
                                 4/1/2002          5,000             0.85

DAVID BURKE                     6/30/2000          6,500             0.20
                                9/30/2000          4,000             0.25
                               12/31/2000          4,000             0.30
                                3/31/2001          4,000             0.35

WILLIAM DISALVIO                6/60/2000          2,000             0.30
                                8/15/2000          2,000             0.35
                                3/31/2001          3,500             0.45
                                8/15/2001          1,000             0.45

JAMES RIBERO                    11/3/2000          2,000             0.35
                                11/3/2001          1,000             0.45

GIANLUCA MARCHI                12/31/2000          2,000             0.35
                               12/31/2001          2,000             0.45

JILLKOPKA                       6/30/2000          2,500             0.35
                                 2/5/2001          5,000             0.40

                                                 189,450

                                 EXHIBIT III.B.2
                          SELLERS' RESPECTIVE INTERESTS

                                 EXHIBIT III.B.2
                          SELLERS' RESPECTIVE INTERESTS

                            SDL COMMUNICATIONS, INC.
          ALLOCATION OF PURCHASE PRICE TO SHAREHOLDERS AS OF 4/12/2000

      NAME                               AMOUNT              BY %          ALLOCATION
      ----                              ---------           ------         ----------
      RAGHBIR S. DHILLON                1,217,000           33.19%          8,297,991
      DHALBIR S. DHILLON                  817,000           22.28%          5,570,632
      MING CHEE LAU                       742,000           20.24%          5,059,252
      AUGUSTUS NUNES                      447,000           12.19%          3,047,824
**    CHARANJIT SINGH                     100,000            2.73%            681,840
**    BRIJ & CHAMPA BHUSHAN                40,000            1.09%            272,736
**    URMINDER AULAKH                      40,000            1.09%            272,736
**    SUKHJINDER BAJWA                     30,000            0.82%            204,552
      JEFFREY MARDEN                       30,000            0.82%            204,552
      RUBINDER DHILLON                     25,000            0.68%            170,460
      TODD CORKUM                          24,500            0.67%            167,051
      DAVID BURKE                          21,500            0.59%            146,596
**    WILLIAM R. KOSS                      20,000            0.55%            136,368
      MATHEW SHEAHAN                       12,500            0.34%             85,230
      JILL KOPKA                           12,500            0.34%             85,230
**    PETER J. & NELLIE QUINN              12,000            0.33%             81,821
      RICHARD MACHADO                      11,500            0.31%             78,412
**    SATNAM DHAMI                         10,000            0.27%             68,184
      GABRIEL TEMPESTOSO                    7,000            0.19%             47,729
      VICENT WASNEWSKY                      5,500            0.15%             37,501
      YEE-LING CHIN                         5,500            0.15%             37,501
      KENNETH JONES                         5,000            0.14%             34,092
      DARCY MORSE                           5,000            0.14%             34,092
      PAUL LETOURNEAU                       4,000            0.11%             27,274
      BRIAN JOSS                            4,000            0.11%             27,274
      WILLIAM DISALVIO                      4,000            0.11%             27,274
      WILLIAM GALVIN                        2,500            0.07%             17,046
      ROGER PROVOST                         2,400            0.07%             16,364
      STEVE MCINTIRE                        2,000            0.05%             13,637
      JAMES RIBERO                          2,000            0.05%             13,637
      SUSAN JOHNSON                         1,575            0.04%             10,739
      SALLY WEST                            1,575            0.04%             10,739
      GIANLUCA MARCHI                       1,000            0.03%              6,818
      JACKIE CHRISTOFERSON                  1,000            0.03%              6,818
                                                           100.00%         25,000,000

      TOTAL SHARES OUTS. AND VESTED OPTS. BY 4/12/2000        3,666,550

      PURCHASE PRICE                                         25,000,000

      PER SHARE                                                    6.82

      Percentages are based on 4/12/2000 as an anticipated closing date.

**    NON-EMPLOYEE SHAREHOLDERS


                                  EXHIBIT IV.A
                          SELLERS' DISCLOSURE SCHEDULE

                                  EXHIBIT IV A

                          SELLER'S DISCLOSURE SCHEDULE

                                 SCHEDULE IV A 3


                                NONCONTRAVENTION

                                      None

                                 SCHEDULE IV A 5

                                   SDL Shares
                                   ----------


                      Name of Seller                                       Number of SDL Shares Owned*
                      --------------                                       ---------------------------
                    Raghbir S. Dhillon                                                1,217,000
                    Dhalbir S. Dhillon                                                  817,000
                       Ming Chee Lau                                                    742,000
                      Augustus Nunes                                                    447,000
                      Charanjit Singh                                                   100,000
              Brij Bhushan and Champa Bhushan                                            40,000
                      Urminder Aulakh                                                    40,000
                  Sukhjinder Singh Bajwa                                                 30,000
                     Jeffrey C. Marden                                                   30,000
                     Rubinder Dhillon                                                    25,000
                      Todd W. Corkum                                                     24,500
                      David J. Burke                                                     21,500
                      William R. Koss                                                    20,000
                     Mathew J. Sheahan                                                   12,500
                        Jill Kopka                                                       12,500
                 Peter J. and Nellie Quinn                                               12,000
                      Richard Machado                                                    11,500
                       Satnam Dhami                                                      10,000
                   Gabriel E. Tempestoso                                                  7,000
                   Vincent P. Wasnewsky                                                   5,500
                       Yee-Ling Chin                                                      5,500
                   Kenneth E. Jones, Jr.                                                  5,000
                        Darcy Morse                                                       5,000
                    Paul E. Letourneau                                                    4,000
                       Brian T. Joss                                                      4,000
                     William DiSalvio                                                     4,000
                     William E. Galvin                                                    2,500
                     Roger A. Provost                                                     2,400
                     Steve F. McIntire                                                    2,000
                       James Ribero                                                       2,000
                     Susan P. Johnson                                                     1,575
                        Sally West                                                        1,575
                      Gianluca Marchi                                                     1,000
                 Jacqueline Christoferson                                                 1,000

                           Total                                                      3,666,550


*As of 4/10/00

                                  EXHIBIT IV.B
                           BUYER'S DISCLOSURE SCHEDULE

                                      NONE

                                  EXHIBIT IV B

                           BUYER'S DISCLOSURE SCHEDULE

                                  SCHEDULE IV B




                                      None.

                                  EXHIBIT IV.C
                             SDL DISCLOSURE SCHEDULE

                                  EXHIBIT IV C

                             SDL DISCLOSURE SCHEDULE

                                 SCHEDULE IV C 1

1.  LIST OF DIRECTORS AND OFFICERS

Directors:            Raghbir S. Dhillon, Ming Chee Lau and Dhalbir S. Dhillon

Officers:             Raghbir S. Dhillon, President
                      Dhalbir S. Dhillon, Treasurer
                      Ming Chee Lau, Clerk



2. The Corporation's minute book and stock transfer books are not complete. Many actions by the Board of Directors and shareholders required in connection with amendments to the Articles of Organization, election of officers and directors and authorizations for issuance of shares do not exist, particularly for the period from formation through September 1988. The disclosure in this Item 2 is not intended to and will not limit the liability of the Sellers under the Stock Purchase Agreement. Such liability will be determined pursuant to Section VIII and Section X M of the Stock Purchase Agreement.

                                 SCHEDULE IV C 2

                                 CAPITALIZATION

1. See Schedule IV C 1 with respect to the minute books. The disclosure in this Item 1 is not intended to and will not limit the liability of the Sellers under the Stock Purchase Agreement. Such liability will be determined pursuant to Section VIII and Section X M of the Stock Purchase Agreement.

2. On September 8, 1988, SDL issued stock certificate number 4 to Charanjit Singh for 100,000 share of Common Stock. Pursuant to an Agreement dated September 1, 1988 by and among SDL, Mr. Singh, Raghbir Dhillon, Dhalbir Dhillon and Ming Chee Lau, all other shares previously issued to Mr. Singh, Mr. Singh's wife Bhupinder Randhawa (who was an initial Director of SDL) and Raghbir Dhillon, Dhalbir Dhillon and Ming Chee Lau were cancelled. Ms. Randhawa, however, was not a signatory to the Agreement. On March 25, 1997, after SDL had increased its number of authorized shares, new stock certificates were issued to SDL stockholders to replace the old stock certificates. At that time SDL mistakenly issued stock certificate number 6 for 100,000 shares of Common Stock to Ms. Randhawa. Similarly, on December 19, 1997, after again increasing its number of authorized shares, SDL issued new stock certificates to replace the old stock certificates. At that time, SDL mistakenly reissued a new stock certificate, number C 6 for 100,000 shares of Common Stock, to Ms. Randhawa. Based on the above information, SDL's position is that Mr. Singh owns 100,000 shares of Common Stock as evidenced by stock certificate number 4, and that stock certificates issued to Bhupinder Randhawa in 1997 were issued erroneously and are void, and that any stock certificates issues to Bhupinder Randhawa prior to the September 1, 1998 Agreement were cancelled. Mr. Singh and Ms. Randhawa have entered into a Limited Release and Agreement under which they have released all claims against SBS, SDL and the stockholders of SDL other than (i) rights with respect to stock certificate number 4 described above, which Mr. Singh has delivered to SBS for sale and (ii) rights to sue Raghbir Dhillon, Dhalbir Dhillon and Ming Chee Lau related to Mr. Singh's ownership interest in SDL.

3.  SDL Options

                                                    EXERCISE                       NUMBER            EXERCISE
HOLDER                                                DATE                       OF SHARES            PRICE
------                                             -----------                   ---------           --------

WILLIAM GALVIN                                     05/01/2000                       1,250             $0.10
                                                   05/01/2001                       1,250              0.15


ROGER PROVOST                                      12/31/2000                       1,000              0.75
                                                   03/31/2001                         600              0.75
                                                   12/31/2001                       1,000              1.00

RICHARD MACHADO                                    12/31/2000                       1,000              0.15
                                                   12/31/2000                       2,000              0.15
                                                   12/31/2001                       1,000              0.25

MATTHEW SHEAHAN                                    05/01/2000                      10,000              0.10
                                                   05/01/2001                       7,500              0.20

TODD CORKUM                                        06/30/2000                       5,500              0.20
                                                   09/30/2000                       5,500              0.25
                                                   12/31/2000                       7,000              0.30
                                                   03/31/2001                       7,500              0.35

SUSAN JOHNSON                                      03/31/2001                         425              0.15

SALLY WEST                                         03/31/2001                         425              0.15

KEN JONES                                          05/01/2000                       2,500              0.10
                                                   05/01/2001                       2,500              0.15

GABE TEMPESTOSO                                    12/31/2000                       3,000              0.15

YEE-LING CHIN                                      06/30/2000                       2,000              0.30
                                                   09/30/2000                       2,000              0.40
                                                   08/15/2000                       2,000              0.35
                                                   12/31/2000                       2,500              0.45
                                                   03/31/2001                       2,500              0.50
                                                   08/15/2001                       1,000              0.45

JACKIE CHRISTOFERSON                               06/30/2000                       1,000              0.10
                                                   06/30/2001                       1,000              0.15

BRIAN JOSS                                         12/31/2000                       3,000              0.50
                                                   12/31/2001                       3,000              0.75

PAUL LETOURNEAU                                    12/31/2000                       3,000              0.50
                                                   12/31/2001                       3,000              0.75

STEVEN MCINTIRE                                    12/31/2000                       1,000              0.01

JEFF MARDEN                                        06/30/2000                       5,000              0.15
                                                   12/31/2000                      20,000              0.15
                                                   06/30/2001                       5,000              0.45
                                                   12/31/2001                      10,000              0.65
                                                   06/30/2002                      10,000              0.85

DARCY MORSE                                        04/01/2001                       5,000              0.65
                                                   04/01/2002                       5,000              0.85

DAVID BURKE                                        06/30/2000                       6,500              0.20
                                                   09/30/2000                       4,000              0.25
                                                   12/31/2000                       4,000              0.30
                                                   03/31/2001                       4,000              0.35

WILLIAM DISALVIO                                   06/30/2000                       2,000              0.30
                                                   08/15/2000                       2,000              0.35
                                                   03/31/2001                       3,500              0.45
                                                   08/15/2001                       1,000              0.45

JAMES RIBERO                                       11/03/2000                       2,000              0.35
                                                   11/03/2001                       1,000              0.45

GIANLUCA MARCHI                                    12/31/2000                       2,000              0.35
                                                   12/31/2001                       2,000              0.45

JILL KOPKA                                         06/30/2000                       2,500              0.35
                                                   02/05/2001                       5,000              0.40

                                                                                  189,450

                                 SCHEDULE IV C 4

                                NONCONTRAVENTION


         1. OEM Development Agreement with Motorola, Inc. dated April 4, 1999 requires thirty days advance notice for change in control of SDL. The obligations under this Agreement have been performed by SDL, and SDL has been paid for its deliverables. Notification of the change in control was mailed on March 27, 2000.

         2. Employment Liability Coverage, Fiduciary Liability Coverage, Directors' and Officers' Liability Coverage under policy 8160-45-29 issued by Federal Insurance Company requires written notice of SBS's acquisition of SDL stock as soon as practicable. After the closing, this policy continues but only with respect to certain acts prior to the Closing.

         3. OEM Agreement with NetScout Systems, Inc. dated February 3, 1998 requires SDL to inform NetScout Systems within 24 hours of the consummation of a purchase of all or substantially all of SDL's business by a third party. Also, this OEM Agreement obligates SDL to place certain technical information in an escrow account. SDL is in the process of gathering such technical information for placement in escrow within a few weeks after the Closing.

                                 SCHEDULE IV C 8

                              FINANCIAL STATEMENTS

         Notwithstanding Section IV C 8, there are delivered herewith:

(i) Preliminary draft of the audited balance sheets as of December 31, 1999.

(ii) Preliminary draft of the audited statement of income, changes in stockholders' equity and cash flow for fiscal year ended December 31, 1999.

(iii) Preliminary draft of the audited balance sheets as of December 31, 1998.

         These draft statements are not yet final and are subject to completion of audit review by KPMG, which may result in certain adjustments. The Sellers will cause KPMG to deliver the final audited financial statements for the indicated periods not later than April 19, 2000.

                                 SCHEDULE IV C 9

          EVENTS SUBSEQUENT TO MOST RECENT AUDITED FINANCIAL STATEMENT



         1. By oral agreement between Raghbir Dhillon and Seamus Gilchrist, SDL has terminated its Development Agreement dated November 9, 1999 with S-Link, Corp. due to S-Link's failure to perform its obligations to SDL in a satisfactory, timely manner. Under the Development Agreement, SDL is required to give a written notice to S-Link, Corp. to terminate for a breach of a material obligation. That notice has not been given, however, Raghbir Dhillon has sent an e-mail to Mr. Gilchrist regarding the discontinuance of the project.

         2. MCMS reduced its Purchase Order No. 112900 from $193,180 to $123,650 because it had over-ordered approximately 2,000 cables. There is no contract with MCMS.

         3. SDL has entered into certain employment agreements, as described on
Schedule IV C 17 g.

         4. SDL has amended its by-laws to authorize the signing of stock certificates by its Secretary.

                                SCHEDULE IV C 9.5

                             UNDISCLOSED LIABILITIES

                                      None

                                SCHEDULE IV C 11

                                   TAX MATTERS

         List of all federal, state, local and foreign income Tax Returns for taxable periods ended on or after December 31, 1993 through the present, indicating those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit provided below:


             Year                 Jurisdictions Filed                   Audited                Subject of Audit
             -----              ----------------------                 --------                ----------------
             1999*
             1998               U.S. and Massachusetts                     No                         No
             1997               U.S. and Massachusetts                     No                         No
             1996               U.S. and Massachusetts                     No                         No
             1995               U.S. and Massachusetts                     No                         No
             1994               U.S. and Massachusetts                     No                         No
             1993               U.S. and Massachusetts                     No                         No


*SDL has been granted an extension until September 15, 2000 to file its 1999 tax returns.

                                SCHEDULE IV C 12

                        REAL PROPERTY LEASED OR SUBLEASED

         SDL leases property located at 46 Eastman Street, Easton, Massachusetts 02375 from 46 Eastman Realty Trust pursuant to a Standard Form Lease Agreement dated November 6, 1997, as amended May 10, 1999. Lessor's name indicated on amendment is Elizabeth Vercoe, who is the new owner of the building.

                                SCHEDULE IV C 14

                              INTELLECTUAL PROPERTY


        (a) SDL historically has not sought to seek patent trademark or registered copyright protection of its intellectual property. A trademark application was filed for the name "RISCOM" used on its circuit boards, but was subsequently abandoned, so that it only has common law rights in that mark.

        (c)       Grants of rights to third parties:

                  (1) License Agreement with Image Stream Internet Solutions Inc. dated April 16, 1998 for SDL Frame Relay Code for Linux.

                  (2) Source Code License Agreement dated December 23, 1996 for SDL Frame Relay Source Code.

                  (3) License Agreement with Network Alchemy, Inc. dated June 15, 1999.

                  (4) OEM Agreement with Compuware Corporation dated April 14, 1997.

                  (5) Development and License Agreement with Intel Corporation dated January 15, 1999.

        (d) (1) Run-Time License Agreement with Phar Lap Software, Inc. dated June 13, 1997 for TNT DOS-Extender. (This License Agreement is in the process of being amended.)

                  (2) License Agreement with Hi/fn Inc. dated May 18, 1999 for LZS221-C Version (compression software).

                                SCHEDULE IV C 17

                                    CONTRACTS

a)       Leases of personal property.

         1. SDL leases a Lexus automobile used by Raghbir Dhillon pursuant to a lease dated August 18, 1998 from Lexus of Norwood (Co-Lessee is Raghbir Dhillon).

         2. SDL leases a Mercedes automobile used by Dhalbir Dhillon pursuant to a lease dated July 30, 1998 from Claire International Inc. (guaranteed by Dhalbir Dhillon).

b)       Printout of open sales or purchase orders is attached.


e)       Compensation arrangements.

         1. SDL Communications, Inc., 401(k) Plan (qualified retirement plan under Internal Revenue Code Section 401(a))

         2. SDL Communications, Inc., Profit Sharing Plan (qualified retirement plan under Internal Revenue Code Section 401(a))

         3.       1996 Non-Qualified Key Employees' Incentive Stock Option Plan

g)       Employment or consulting agreements.

         1. Master Consultant Agreement with Digital Technology, Inc. dated March 20, 2000.

         2. SDL has entered into forty-six "employment agreements" with its employees hired after 1996. These agreements are substantially identical in form and provide for at will employment and SDL ownership of products which an employee may make, and that SDL is not required to pay the employee any royalties for any such products. Sixteen employees who have signed employment agreements are paid more than $75,000 per year. Five of these employment agreements were entered after December 31, 1999.

                                SCHEDULE IV C 20

                                    Insurance

--------------------------------------------- ----------------------------------- -------------------- ----------------
              TYPE OF COVERAGE                             INSURER                       TERM           POLICY NUMBER
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
1.   Employment Liability, Fiduciary
     Liability, Directors' and Officers'
     Liability and Outside Directorship
     Liability                                Federal Insurance Company           9/3/99 - 9/2/00      8160-45-29
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
2.   Umbrella Policy                          Federal Insurance Company           9/3/99 - 9/3/00      7979-07-14

     Underlying Policies are:

     a)  Employers Liability                  Great American Insurance Company    9/3/99 - 9/3/00      WC 9961054-00

     b)  Commercial General Liability         Federal Insurance Company           9/3/99 - 9/3/00      3575-49-63

     c)  Automobile                           Arabella Protection Ins. Co.        7/30/99 - 7/30/00    11031400000

     d)  Automobile                           Arabella Protection Ins. Co.        8/19/99 - 8/19/00    12982400000

     e)  Electronics Errors and Omissions     Federal Insurance Company           9/3/99 - 9/3/00      3575-49-63BOS

     f)  Employee Benefits Liability          Federal Insurance Company           9/7/99 - 9/3/00      3575-49-63
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
3.   Electronics Insurance Program            Federal Insurance Company           3575-49-63 BOS       9/3/99 - 9/3/00
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
4.   Workers Compensation and Employers
     Liability                                Great American Insurance Company    WC 9961054 00        8/8/99 - 8/8/00
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
5.   Automobile                               Arabella Protection Ins. Co.        7/30/99 - 7/30/00    11031400000
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
6.   Automobile                               Arabella Protection Ins. Co.        8/19/99 - 8/19/00    12982400000
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
7.   Term Insurance for:

     a)  Robbie Dhillon (owner is R.          Northwestern Mutual Life            3/27/97 -            14-075-531*
     Dhillon)

     b)  Robbie Dhillon (owner is SDL)        Northwestern Mutual Life            3/27/97 - 3/27/07    14-075-485

     c)  Ming C. Lau (owner is Ming Lau)      Northwestern Mutual Life            01/27/97 -1/27/07    14-072-398

     d)  Dale Dhillon (owner is SDL)          Northwestern Mutual Life            10/27/97 - 10/27/07  14-402-717

     e)  Dale Dhillon (owner is D. Dhillon)   Northwestern Mutual Life            01/27/97 -1/27/07    14-075-675

     f)  Augustus Nunes (owner is A. Nunes)   Northwestern Mutual Life            01/27/97 -           14-072-481*
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
8.   Key Person - Rhobbie Dhillon (owner is
     SDL)                                     Northwestern Mutual Life            3/27/97 - 9/27/99    D1-219-505
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
9.   Disability Insurance
--------------------------------------------- ----------------------------------- -------------------- ----------------



--------------------------------------------- ----------------------------------- -------------------- ----------------
     a)  Robbie Dhillon (owner is R.                                              12/27/99 - 12/27/04  D1-354-585*
     Dhillon)

     b)  Robbie Dhillon (owner is R.          Northwestern Mutual Life            3/27/97 - 3/27/04    D1-219-495*
     Dhillon)

     c)  Dale Dhillon (owner is D. Dhillon)   Northwestern Mutual Life            10/27/99 - Age 65    D1-354-583

     d)  Dale Dhillon (owner is D. Dhillon)   Northwestern Mutual Life            1/27/97 - Age 65     D1-219-179
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
10.  Graded Premium Life Insurance.

     a)  Robbie Dhillon (owner is R.
     Dhillon)                                 Transamerica Occidental Life        6/17/94-             41043414

     b) Dhalbir Dhillon (owner is D.
     Dhillon)                                 Transamerica Occidental Life        8/2/94-              41058675
--------------------------------------------- ----------------------------------- -------------------- ----------------
--------------------------------------------- ----------------------------------- -------------------- ----------------
11.  Predecessor Policies.

     a)  Workers Compensation and Employers
     Liability                                Norfolk & Dedham Mutual Fire
                                              Insurance Company                   8/8/98-8/8/99        26 WEND0470
     b)  Commercial Property Coverage Park
     and Commercial Inland Marine Coverage    Norfolk & Dedham Mutual Fire
     Part                                     Insurance Company                   6/15/98-6/15/99      P008198
--------------------------------------------- ----------------------------------- -------------------- ----------------

*SDL has not provided these policies for review by SBS.

                                SCHEDULE IV C 24

                                Employee Benefits



(a) Compliance with laws:

1. The SDL Communications Group Health, Group Dental, Short Term Disability and Long Term Disability and Group Life Plans do not contain all required disclosures under DOL Reg. 2520.102.3
2. The SDL Communications, Inc. Group Health Plan SPD may not contain all required disclosures under WHCRA and NMHPA
3.   SDL has paid the premiums on life insurance policies as identified on
     Schedule IV C 20 that are owned by certain employees and did not include the premium cost in the gross income of the employees as required by Internal Revenue Code Section 61(a) and the regulations thereunder.

(b) Employee Benefit Plans:

1.   SDL Communications, Inc., 401(k) Plan
2.   SDL Communications, Inc., Profit Sharing Plan
3.   SDL Communications, Inc., Premium Only Plan
4.   SDL Communications, Inc., Group Health Plan
5.   SDL Communications, Inc., Group Dental Plan
6.   SDL Communications, Inc., Short Term Disability Plan
7.   SDL Communications, Inc., Group Life Insurance Plan
8. Long term disability insurance is provided on a pre-tax basis with employee payment of premiums

                                SCHEDULE IV C 21

                                   Litigation

         No litigation pending or overtly threatened in writing. However, the Sellers are aware of potential claims against three of the Principal Sellers by Mr. Charanjit Singh. Mr. Singh has executed a release in favor of SDL.

                                SCHEDULE IV C 27


1. Raghbir Dhillon is a director of S-Link, Corp.

2. See Schedule IV C 17 regarding automobile leases.

3. See Schedule IV C 20 regarding term life insurance owned by the Principal Sellers.

                                  EXHIBIT VI.G
                          DHILLON EMPLOYMENT AGREEMENTS

                              EMPLOYMENT AGREEMENT

         SBS Technologies, Inc. ("Company") and XXXXXXXXXXXXXXXXXXX ("Employee") agree:

         1. EMPLOYMENT. Company employs Employee for the period beginning on the date of this Employment Agreement as set forth below, solely in accordance with the terms of this Agreement (the "Employment Period"). During the Employment Period, Employee will serve in the management positions designated by the Company. Employee will be a full-time employee of Company (as defined in the Company's Policy Manual), will devote sufficient time and energies to the business of Company to accomplish the duties assigned, will perform to the best of Employee's ability all duties assigned to Employee by Company and will devote Employee's best efforts to advance the interests of Company. Employee will have the power and authority determined by Company.

         2. TERM AND RENEWAL. The initial Employment Period will begin on the date of this Agreement and will end two years after its date ("Initial Employment Period"), or upon discharge or resignation of Employee. This Agreement will be automatically renewed at the end of the Initial Employment Period, and successively thereafter for one year terms (each one year period is a "Successive Employment Period"), unless notice is given by Company or Employee to the other party not later than six months before the end of the Successive Employment Period. (The Initial Employment Period and the Successive Employment Period are generally referred to as the "Employment Period" unless the context otherwise requires.)

         3. COMPENSATION. For all services performed by Employee for Company during the Employment Period, Company will pay Employee the salary and benefits set forth on Appendix "A". Employee will be entitled to participate in employee benefit programs established by Company and applicable to all full-time employees. Employee will be entitled to vacation, national holidays and paid sick leave in accordance with Company policy and Appendix A. During vacation, national holidays, and paid sick leave, Employee will receive Employee's usual compensation.

         4. REIMBURSEMENT OF EXPENSES. Company recognizes that Employee, in performing Employee's duties hereunder, may be


Employment Agreement
                  required to spend sums of money in connection with those duties for the benefit of Company. Employee agrees to follow Company's written policies with regard to reimbursable expenses.

         5. SICK LEAVE AND DISABILITY. Employee will be entitled to sick leave and disability as described in the Company's written policies.

         6.       RESIGNATION AND DISCHARGE.

                  A. Employee may resign or be discharged pursuant to the terms of this paragraph. If Employee (i) resigns, Employee must give 30 days' notice to Company; (ii) is discharged for cause (as later defined), Company may discharge Employee immediately, without notice; or (iii) is discharged not for cause, Company must give notice to Employee as provided by Company's written policy or employment manual or practice then in effect. If Employee is discharged not for cause during the Initial Employment Period, Company will pay severance pay in the amount of Employee's base salary Employee would have been paid from termination until the expiration of the Initial Employment Period. If Employee is discharged not for cause during any Subsequent Employment Period, Company will pay severance pay in an amount determined in accordance with Company's written policy or employment manual or practice then in effect.

                  B. For purposes of this paragraph, "for cause" means that during the Employment Period, (a) Employee materially breaches any provision or restriction or materially fails to perform any obligation contained in this Employment Agreement, or (b) Employee materially fails to comply with any written Company policy otherwise, (c) the Company reasonably determines, in accordance with the Company's written policy or Company employment manual that Employee
                      (i) has failed to comply with any employment or non-discrimination or similar law, regulation or policy, or (ii) is abusing alcohol or using drugs, (other than as prescribed by Employee's physician), or (d) Employee refuses to submit to testing for alcohol or drugs, or (e) Employee is reasonably believed by Company to have committed or is charged with any felony or a misdemeanor which reflects upon Employee's integrity, Employee's ability to perform Employee's duties, or the integrity or reputation of the Company.

         7.       CONFIDENTIAL INFORMATION AND NON-COMPETE RESTRICTIONS.

                  A. Employee acknowledges and recognizes that Employee is, or will be, employed by Company in a confidential relationship. As such, he may receive and have access to the business information, customer names, contracts and other customer data, business methods, techniques and trade secrets of Company which are neither known nor readily accessible to others and are used by Company in its business to obtain a competitive advantage over Company's competitors who do not know or use ("Confidential Information"). Employee also may develop ideas, conceptions, inventions, processes, methods, products and improvements; and Employee may receive disclosures of ideas, conceptions, inventions, processes, methods, products and improvements made by other employees of Company which relate to the business of the Company ("Company Inventions"). Employee may participate with Company in improving and developing Confidential Information and Company Inventions. Protection of the Confidential Information and Company Inventions against unauthorized disclosure and use is of critical importance to Company in maintaining its competitive position. Employee agrees that Employee will not, at any time, during the Employment Period, and for a period of two years following termination for any reason, make any independent use of, or disclose to any other person or organization, except as authorized by Company in writing, any Confidential Information or Company Inventions. Upon termination of the Employment Period for any reason, Employee shall promptly deliver to Company all drawings, manuals, letters, notes, notebooks, reports, customer lists, customer data, mailing lists, and all other materials and records of any kinds, and all copies thereof, that may be in the possession of, or under the control of, Employee pertaining to Company's business including any that contain any Confidential Information or Company Inventions.

                  B. Employee acknowledges Company's efforts to establish valuable business relationships with its clients, customers and suppliers. Employee recognizes that Company has invested resources in the training and the professional development of Employee, and Employee further recognizes Employee's responsibility to the Company when Company entrusts Employee with Confidential Information. In view of Company's efforts, Employee agrees that unless Company authorizes

                      Employee to do so in writing, Employee will not, for a period of two years after termination of employment with Company own, control, manage or otherwise participate in the ownership, control or management of a business involved within the Territory (the world) in the development, manufacture, marketing or sale of wide area network interfaces and communications software protocols for use in networking platforms and devices or systems or solicit the purchase of products or services within that area from any person, corporation, business organization or enterprise which:

                           (i) has made any purchase of products or services from Company within the two years immediately preceding termination of former Employee's employment ("Customer"); or

                           (ii) has been contacted by Employee during the last 12 months of Employee's employment for the purpose of securing the purchase of products or services from Company ("Prospective Customer").

                      Employee may, without violation of this Employment Agreement, own directly or indirectly, not more than 2% of any class of outstanding securities of a person (even if in competition with the Company) if that class is regularly traded on a national securities exchange or in the over-the-counter market, as long as Employee does not otherwise manage or control that person.

                  C. The noncompetition covenant of paragraph B above is in addition to the covenant contained in the Covenant Not To Compete dated April 12, 2000 between Employee and Company.

                  D. The confidentiality covenant of paragraph A above is in addition to the covenant contained in the Confidentiality Agreement dated April 12, 2000 between Employee and Company.

                  E. Employee and Company recognize that irreparable injury may result to Company in the event of breach or threatened breach of this section of this Agreement by Employee. If Employee commits a breach or threatens to commit a breach of any of the provisions of this section, Company shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this paragraph 7 specifically enforced by any court having equity jurisdiction, together with an accounting therefor, Employee having specifically acknowledged that any such breach or threatened breach will cause irreparable injury to Company and that money damages will not provide an adequate remedy to Company.

         8. INVALIDITY. If any provision of this Employment Agreement is later construed to be unenforceable or invalid, the remaining provisions shall not be affected but shall continue in full effect. If any term of this Employment Agreement is found to be unenforceable or invalid by any court having jurisdiction, that court shall have the power to reduce or revise the term and the paragraph(s) shall then be fully enforceable.

         9. ASSIGNMENT. Employee acknowledges that Employee's services are unique and personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement. The Employer's rights and obligations shall inure to the benefit of and shall be binding upon Employer's successor and assigns.

         10. PERSONNEL POLICIES. Company's written personnel policies apply to all of Company's employees, including Employee, and describe additional terms and conditions of employment of Employee. Those terms and conditions, as they may be revised from time to time by Company, are incorporated by reference into this Employment Agreement. Company reserves the right to revise the personnel policies from time to time, as Company deems necessary. If any personnel policy provision conflicts with a provision of this Employment Agreement, the terms of this Employment Agreement shall govern.

         11. ALCOHOL AND DRUG TESTING. Employee agrees to comply with and submit to any Company program or policy for testing for alcohol abuse or use of drugs and, in the absence of such a program or policy, to submit to such testing as may be required by Company and administered in accordance with applicable law and regulations.

         12. BINDING EFFECT. This Employment Agreement constitutes the entire understanding of the parties, may be modified only in writing, is governed by laws of Massachusetts, and will bind and inure to the benefit of Employee and Employee's personal representative and Company and Company's successors and assigns.

DATED:  April 12, 2000.



                   Remainder of Page Intentionally Left Blank

                                            COMPANY:

                                            SBS TECHNOLOGIES, INC.

                                      BY:
                                         ------------------------------------

                                      ITS:
                                          -----------------------------------

                                            EMPLOYEE:

                                            ---------------------------------

                                  EXHIBIT VI.H
                             COVENANT NOT TO COMPETE

                             COVENANT NOT TO COMPETE


The undersigned ("Seller") and SBS Technologies, Inc., a New Mexico corporation ("SBS") agree as follows:

I.       RECITALS

A. SBS and Seller are, simultaneously with the execution of this Covenant, entering into a purchase agreement ("Purchase Agreement") under which SBS will acquire all of the outstanding stock of SDL Communications, a Massachusetts corporation, ("SDL") for cash.

B. SBS wishes to assure that Seller will refrain from competing with SBS in the areas of SDL's business, and Seller is willing to so refrain as provided in this Covenant.

C. For purposes of this Agreement, "Products" means wide area network interfaces and communications software protocols for use in networking platforms and devices.

II.      COVENANT

A. Seller agrees that, during the term of the Covenant, Seller will not, without prior written consent of SBS, for Seller's own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

         1. Own, control, manage or otherwise participate in the ownership, control or management of a business involved within the Territory in the development, manufacture, marketing or sale of Products.

         2. Solicit, call upon, or attempt to solicit any individual, partnership, corporation or entity within the Territory for the purpose of providing to that individual, partnership, corporation or other entity products or services that are competitive with the Products.

B. Seller may, without violation of the Covenant, own, directly or indirectly not more than two percent (2%) of any class of outstanding securities of a person (even if in competition with the Products) if that class is regularly traded on a national securities exchange or in the over-the-counter market, as long as Seller does not otherwise manage or control that person.

III.     TERM

The term of the Covenant will be four years from its date ("Term").

IV.      TERRITORY

The territory covered by this Covenant is the world ("Territory").

V.       CONSIDERATION

The consideration for the Covenant is the Purchase Agreement and an undivided amount of the Purchase Price paid to Seller under the Purchase Agreement.

VI.      ACKNOWLEDGEMENT

Seller recognizes the importance of the Covenant and acknowledges that, based on Seller's past experiences and expertise, and Seller's past development, exploitation and management of the Products, the close relationships Seller has with SDL customers and SBS's intent to utilize and exploit the Products and expand SDL's customer base, the restrictions in this Covenant are reasonable as to terms, time and area, necessary for the protection of SBS's business and not unduly restrictive of Seller's rights as an individual.

VII.     BREACH

If Seller commits a breach or threatens to commit a breach of any of the provisions of this Covenant, SBS shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this Covenant specifically enforced by any court having equity jurisdiction, together with an accounting therefor, Seller having specifically acknowledged that any such breach or threatened breach will cause irreparable injury to SBS and that money damages will not provide an adequate remedy to SBS.

VIII.    INVALIDITY

If any provision of the Covenant is later construed to be unenforceable or invalid, the remaining provisions shall not be affected but shall continue in full effect. If the Term or Territory are found to be unenforceable or invalid by any court having jurisdiction, that court shall have the power to reduce the Term or Territory of the Covenant and the Covenant as revised shall then be fully enforceable. The payment provided for in Section V shall be payable in full notwithstanding any such construction, finding or revision.

IX.      MISCELLANEOUS

This Covenant binds and benefits the parties, their successors, assigns and transferees, is specifically enforceable, constitutes (together with the Purchase Agreement) the entire agreement of the parties and supersedes all prior oral or written agreements and understandings, is governed by New Mexico law and may be modified only in writing. This Covenant may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument. Captions and titles have been inserted in this Covenant for the benefit of the parties in referring to this Covenant, but will not be construed or interpreted as part of this Covenant. Any suits brought by the parties arising under this Covenant shall be brought in the United States District Court for the Southern District of California, and the parties expressly acknowledge that such court shall have jurisdiction over the matter and parties, and that venue shall be proper in that court.

X.       NOTICES

Any notice or other communication required under this Covenant or desired to be given by any of the parties to this Covenant to any other party shall be deemed to be duly given when personally delivered, when mailed by certified or registered mail, return receipt requested, postage prepaid, or when delivered pre-paid to a next-day expedited delivery service to the other party, addressed as follows:

SBS:

SBS Technologies, Inc.
Attn: James E. Dixon, Jr., Vice President
Finance and Administration
2400 Louisiana Blvd. NE
AFC Building 5, Suite 600
Albuquerque, New Mexico  87110

Copy to:

Alison K. Schuler, Esquire
4300 San Mateo Boulevard, NE, Suite B-380
Albuquerque, New Mexico 87110

Seller:

As provided on Appendix X hereto.

Any party may change its address for notice by giving written notice of the change pursuant to this Section.

XI.      ANNOUNCEMENTS

Seller, without the prior written consent of SBS, will not make any announcement, public or non-public, or issue any press release in respect of this Covenant.


DATED: April 12, 2000






                   Remainder of Page Intentionally Left Blank

SELLER                                 SBS TECHNOLOGIES, INC.

_______________________________        By:_______________________________
**                                     Its:______________________________

                                  EXHIBIT VI.I
                            CONFIDENTIALITY AGREEMENT

                            CONFIDENTIALITY AGREEMENT

         The undersigned XXXXXXXXXXXXXXXXX, ("Seller"), and SBS Technologies, Inc., a New Mexico corporation, ("Buyer") agree as follows:

I.       RECITALS

         A. Seller, Dhalbir S. Dhillon, Ming Chee Lau, Augustus J. Nunes, SDL Communications, Inc., a Massachusetts corporation, ("SDL"), and Buyer are parties to a Stock Purchase Agreement dated April 11 , 2000 ("Purchase Agreement"). Defined terms in this Agreement have the same meaning as the same defined terms in the Purchase Agreement. Pursuant to the Purchase Agreement, Buyer is acquiring all of the outstanding capital stock of SDL in exchange for the Purchase Price and the other terms and conditions of the Purchase Agreement. "Company" means Buyer and its subsidiaries.

         B. Section VI. H., Confidentiality Agreement, of the Purchase Agreement requires that the undersigned enter into this Agreement, and the undersigned are willing to do so.

II.      AGREEMENT

         The undersigned agrees, represents and warrants Seller is and has been, employed by SDL in a confidential relationship. As such, Seller may have received, receive and have access to the confidential business information, customer names, contracts and other customer data, business methods, techniques and trade secrets of SDL and Company which are neither known or readily accessible to others and are used by Company in its business to obtain a competitive advantage over Company's competitors who do not know or use it ("Confidential Information"). Seller may develop ideas, conceptions, inventions, processes, methods, products and improvements; and Seller may have received and may receive disclosures of ideas, conceptions, inventions, processes, methods, products and improvements made by other employees of Company and SDL which relate to the business of the Company ("Company Inventions"). Seller may have participated and may participate with SDL and Company in improving and developing Confidential Information and Company Inventions. Protection of the Confidential Information and Company Inventions against unauthorized disclosure and use is of critical importance to Company in maintaining its competitive position. Seller agrees that Seller will not, at any time, for a period of four years from the date of closing of the Transactions pursuant to the Purchase Agreement, make any independent use of, or disclose to any other person or organization, except as authorized by Buyer in writing, any Confidential Information or Company Inventions. If Seller is not employed by the Company, or if Seller is employed by the Company, upon termination of the employment for any reason, Seller shall promptly deliver to Company all drawings, manuals, letters, notes, notebooks, reports, customer lists, customer data, mailing lists, and all other materials and records of any kinds, and all copies thereof, that may be in the possession of, or under the control of, Seller pertaining to SDL's and Company's business including any that contain any Confidential Information or Company Inventions. The undersigned agrees that release of Confidential Information will cause irreparable harm to Company and that, upon any breach or threatened breach of this Section, Buyer may seek, without limitation of other actions and remedies which might be available, equitable injunctive relief.

III.     LEGAL PROCEEDINGS.

         If Seller ("Disclosing Party") is requested or required by oral question, or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process, to disclose any Confidential Information, then Disclosing Party promptly will notify the Buyer so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of the Purchase Agreement. In the absence of a protective order or receipt of waiver, Disclosing Party will turn over all of the requested documents to Buyer, who will submit to the requesting party the Confidential Information.

IV.      CONSIDERATION

         The undersigned, as a shareholder of SDL, benefits from the sale of SDL's outstanding capital stock and acknowledge and agree that that benefit, and the fact that Buyer would not enter into the Purchase Agreement without this Agreement, is sufficient and complete consideration for this Agreement.

V.  BREACH

         If the undersigned commits a breach or threatens to commit a breach of any of the provisions of this Agreement, Buyer shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, together with an accounting therefor, the undersigned having specifically acknowledged that any such breach or threatened breach will cause irreparable injury to Buyer and that money damages will not provide an adequate remedy to Buyer.

VI. MISCELLANEOUS

         This Agreement binds and benefits the parties, their successors, assigns and transferees, is specifically enforceable, constitutes (together with the Purchase Agreement and related agreements attached to it as Appendices) the entire agreement of the parties, and supersedes all prior oral or written agreements and understandings, is governed by New Mexico law and may be modified only in writing. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together will constitute one and the same instrument. Captions and titles have been


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inserted in this Agreement for the benefit of the parties in referring to this Agreement, but will not be construed or interpreted as part of this Agreement.

VII.  NOTICES

         The undersigned:

                  At the address under the Notice for the undersigned.

                  Buyer:

                           SBS Technologies, Inc. (a New Mexico corporation) 2400 Louisiana Blvd. NE
                           AFC Building 5-600
                           Albuquerque, New Mexico  87110

                           and copy to:
                           Alison K. Schuler, Esq.
                           P.O. Box 90640
                           Albuquerque, NM 87199

                           Seller:

                           Augustus J. Nunes
                           11-6 Robin Circle
                           Norton, MA  02766


or to such other address which may be furnished in writing by one party to the other.

         DATED:  April 12, 2000



                   Remainder of Page Intentionally Left Blank






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Seller:                                     SBS Technologies, Inc.

______________________________              By: _______________________________











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